UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Anterix Inc.

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Notice of 2021
Annual Meeting of Stockholders
& Proxy Statement

9:30 AM EDT

August 6, 2021

www.virtualshareholdermeeting.com/ATEX2021

3 Garret Mountain Plaza | Suite 401
Woodland Park, New Jersey 07424

June 21, 2021

To The Stockholders of Anterix Inc.

In a year full of challenges worldwide, Anterix turned the corner. We started 2020 in the throes of a regulatory campaign that was critical to realizing our vision for the Company. Today, thanks to the efforts of our incredible team of professionals, the regulations are changed, we have achieved breakthrough successes, and as a result, we are seeing increasing market momentum and tailwinds, a strong boost for our mission to drive what we believe has become a private broadband movement in the utility and critical infrastructure industries.

The momentum began building with our team’s success in navigating a highly complex regulatory process at the Federal Communications Commission, resulting in a rule change that transformed our nationwide spectrum into a highly valuable, unique asset. Through deep experience in, and collaboration with, the utility industry, we have fostered and facilitated considerable demand for that asset, thereby developing a high-margin opportunity to monetize the spectrum. With two deals already inked, our team of seasoned wireless, utility, and infrastructure experts is rapidly executing on a plan that has already removed numerous initial business risks and that we believe can result in significant near-term cash flow and clear our path to being fully funded.

The utility sector, facilitated by our educational efforts, has unified behind a view of the importance of the modern grid, and its enabling communications component, as driven by private and secure networks that align with Anterix’s vision. Having brought the technology sector along to join this movement, Anterix is now centrally positioned to create incremental value beyond our spectrum offerings. And with beneficial changes in the state and federal policy environment—particularly those emphasizing the importance of grid modernization to achieving decarbonization goals—we believe momentum is truly on our side.

In the “Fiscal 2021: The Year in Review” section of this year’s proxy, you will see that, in addition to these major developments, this was also the year Anterix published its first Environmental, Social, and Governance (“ESG”)  Report, detailing our efforts around environmental impact, human capital management, social impact, and governance. In the environmental arena, we have honed in on our role in driving positive environmental outcomes. At its core, our vision includes the use of our spectrum to provide the connectivity that will enable our nation to meet its decarbonization and electrification requirements. That is the absolute driving rationale for our product. Simply put, wireless broadband is essential to address the environmental reckoning that all utilities are facing. So, our Anterix vision carries this important sense of purpose with it. As stakeholders, we should all feel great about this, not only because of the enhanced value it provides customers and the opportunity it offers Anterix, but because of the role we will have in addressing this critical national—and global—imperative. On the social front, we have also been very intentional in our focus on Diversity, Equity and Inclusion. We recognize that our business thrives when all perspectives are honored and all voices are heard. Together as Anterix, this is the year we stood up for, and spoke out against, racial injustice and committed, for the long-term, to investing in and dedicating resources to improving and leveraging Diversity, Equity, and Inclusion as key drivers of differentiation and competitive success. We are excited about our growth in this area and are confident that this focus will help us to achieve better business outcomes overall.

And with that insight into who we are, we are pleased to invite you to join us at the 2021 Annual Meeting of Stockholders of Anterix Inc. (the “2021 Annual Meeting”). The meeting will be conducted virtually via live audio webcast on Friday, August 6, 2021, at 9:30 am Eastern time. You will be able to attend, vote your shares, and submit your questions during the meeting via live audio webcast at www.virtualshareholdermeeting.com/atex2021.

The enclosed materials include a notice of meeting, proxy statement, proxy card, self-addressed pre-paid envelope, and Annual Report to Stockholders for the fiscal year ended March 31, 2021.

We sincerely hope you will be able to attend and participate in the virtual meeting. Whether or not you plan to attend the 2021 Annual Meeting via live webcast, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone, or internet. The proxy card materials provide you with details on how to authorize a proxy to vote by these three methods.

We look forward to receiving your proxy and thank you for your continued support as Anterix takes this momentum into the new fiscal year.

Sincerely,

Morgan E. O’Brien

Executive Chairman

Robert H. Schwartz
President & Chief Executive Officer

3 Garret Mountain Plaza | Suite 401
Woodland Park, New Jersey 07424

Notice of 2021 Annual Meeting
of Stockholders

August 6, 2021

9:30 a.m., Eastern Time

Via Live Audio Webcast: virtualshareholdermeeting.com/atex2021

The virtual 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Anterix Inc. will be held on Friday, August 6, 2021, at 9:30 a.m., Eastern Daylight Time. You will be able to attend the Annual Meeting via the internet, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/atex2021.

Items of Business:

1.Election of Directors: Elect nine (9) directors nominated by our Board of Directors, each to serve until the 2022 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.Advisory Vote on Executive Compensation: Approve on a non-binding, advisory basis, the compensation of the named executive officers;

3.Ratification of Independent Registered Public Accounting Firm: Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022; and

4.Other Business: Consider any other business that is properly brought before the meeting

Record Date:

Stockholders of record at the close of business on June 11, 2021 (“Record Date”) are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof.

Proxy Voting:

All stockholders are invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, you are urged to read this Proxy Statement and vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone, mail, and internet voting are available. Please refer to the instructions in this Proxy Statement and on your proxy card for specific voting instructions. If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares. Please refer to the section “Additional Information” for detailed information on accessing the meeting, voting, and asking questions at the meeting.

By Order of the Board of Directors,

Gena L. Ashe

Chief Legal Officer and Corporate Secretary
Woodland Park NJ  |  June 21, 2021

Important notice regarding the availability of proxy materials for the 2021 Annual Meeting of Stockholder: This Proxy Statement for the 2021 Annual Meeting of Stockholder, our Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2021 (filed June 15, 2021) and the proxy card or voting instruction form are available on our website at www.investors.anterix.com/financials/annual-reports-and-proxies.

Fiscal 2021: The Year In Review

A Transformative Year for Anterix

During Fiscal 2021, we uniquely positioned ourselves to leverage our 900 MHz spectrum to enable secure, resilient, customer-controlled private LTE  solutions that add value and drive power grid modernization for utilities. And in so doing, we began fostering momentum across a growing and maturing pipeline and are experiencing positive tailwinds due to the enhanced focus from the utility industry and the federal government on grid modernization, decarbonization, and cybersecurity. Further, this increased attention has allowed us to play a pivotal role in convening the entire utility sector ecosystem, including the technology developers, to continually enhance the value of a private LTE solution in solving critical use cases, with the ultimate benefit of driving continued adoption.

FCC Approves Report and Order

Early in Fiscal 2021, after a nearly six-year pursuit of our petition at the Federal Communications Commission (“FCC”), the FCC approved a Report and Order to modernize and realign the 900 MHZ band to increase its usability and capacity by allowing it to be utilized for the deployment of broadband networks, technologies, and solutions; thereby, allowing us to repurpose otherwise under-utilized spectrum, unleashing the power of broadband for utilities and other enterprises to build private LTE communications networks.

First Two 900 MHz Spectrum Agreements

We signed our first 900 MHz spectrum lease, a 30-year deal with Ameren—a power utility serving most of Missouri and western Illinois—worth approximately $48 million. We also signed a second deal with San Diego Gas & Electric (“SDG&E”), worth roughly $50 million, under which we sold spectrum to SDG&E in their service territory that will result in the utility becoming the license holder for 900 MHz broadband spectrum that will be used to build a private LTE network that will support smart-grid and wildfire-mitigation initiatives.

Active Ecosystem Launch

We launched the Anterix Active Ecosystem with 37 (now over 40) high profile technology industry leaders brought together to provide technical and marketing support to a broad ecosystem of technology innovators to bring extensive value to utilities and critical infrastructure deploying and operating 900 MHz private LTE networks.

Strategic Deals

We reached an agreement with  Nokia to offer private LTE over  low-band dedicated spectrum and a private LTE technology Agreement with Motorola.

Strengthened Leadership Team and Board of Directors

We assembled an extraordinary executive leadership team with deep experience to drive strategic and transformational outcomes and nominated seven distinguished independent board members with significant experience in technology, the utility sector, emerging growth companies, finance, and regulatory matters to drive continued momentum.

Our Environmental, Social, and Governance Efforts

We are proud to have published our first Environmental, Social, and Governance (“ESG”) report this year. The report contains information about our approach to ESG and details our efforts around environmental impact, human capital, social impact, and governance and is posted on our website. It also provides further insight into our overarching ESG strategy, which includes a focus on leveraging 900 MHz spectrum solutions to help drive carbon reduction and other sustainability goals associated with assisting our customers in modernizing and protecting the electric grid; stakeholder engagement on ESG issues as we share our ESG initiatives with our investors; designation of the Nominating and Corporate Governance Committee with oversight responsibility for developing our ESG Strategy, integrating ESG into our purpose and vision, and reporting to the Board on our ESG Strategy progress. We have provided selected highlights of our ESG efforts in the section below entitled “Environmental, Social, and Governance Oversight.”

UBBA Alliance

Utility Broadband Alliance (“UBBA”) officially incorporated as a 501(c)(6) not-for-profit association dedicated to advancing and developing private LTE broadband as a key communications infrastructure for a secure, resilient, digital grid.  As a founding member and diamond-level sponsor, we collaborate with utilities and ecosystem partners dedicated to championing the advancement and development of private broadband networks for America’s critical infrastructure. For more information, go to www.ubba.com.

2021 Proxy Statement Summary

To assist you in reviewing the Proxy Statement, we call your attention to the following summary information about the 2021 Annual Meeting of Stockholders and our corporate governance framework. For more complete information, please carefully review the entire Proxy Statement and our Annual Report on Form 10-K (“Annual Report”) for the fiscal year ended March 31, 2021 (“Fiscal 2021”) before voting.

Annual Meeting of Stockholders

Date and Time	August 6, 2021, at 9:30 a.m. Eastern Daylight Time
Place	Live audio webcast at http://www.virtualshareholdermeeting.com/atex2021
Record Date	June 11, 2021
Voting

If you were a “stockholder of record” or beneficial owner of shares held in “street name” as of the close of business on the Record Date, you may vote your shares. See the “General Information—Voting Instructions” in this Proxy Statement for more detail regarding how you may vote your shares.

If you need technical support to access the meeting, there will be a toll-free number and an international number available on the website to assist you. Technical support will be available 15 minutes before the start time of the meeting and through the conclusion of the meeting.

Proposals and Voting Recommendations

Item	Board Recommendation	Page Reference (for more detail)
(1) Election of Directors	FOR each of the nominees listed on the enclosed proxy card	15
(2) Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers	FOR	31
(3) Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022	FOR	44

How to Cast Your Vote

You have three different methods to vote your proxy. Please see the enclosed proxy card or voting instruction form for additional details regarding each voting method.

By Internet or Computer	By Telephone	By Mail

Vote 24/7	Dial toll-free 24/7	Cast your ballot, sign your proxy card & send by pre-paid mail

Board Nominees and Demographics

Director Nominees

The Director nominees are proven leaders with a broad range of competencies, professional experience, and backgrounds. Each of our nominees brings a unique set of skills and diverse viewpoints to the Board. Importantly, the Board also recognizes the value of new perspectives and ideas and, in conjunction with executing its succession plan in 2020, the directors took the opportunity to strengthen our Board by adding new directors Gregory A. Pratt, Hamid Akhavan, Leslie B. Daniels, and Robert H. Schwartz, all of whom are nominees this year as well. The Board subsequently appointed Mahvash Yazdi as a director in February 2021, bringing the number of directors added within the last year to five. The Board then named Singleton McAllister as its Lead Independent Director. Of our nine directors, two are female, and two are ethnically/racially diverse.

Vo

Nominee	Age	Director Since	AC	CC	NCGC	SC	Independent	Other Current Public Company Boards
Morgan E. O’Brien**	76	2012				M	--
Robert H. Schwartz	55	2020				M	--
Hamid Akhavan	59	2020		M	M		X	Vonage Holdings Corp.
Leslie B. Daniels	74	2020		M	M	C	X	GAMCO Investors, Inc.
Gregory A. Haller	54	2018	M	M			X
Singleton B. McAllister*	69	2018			C	M	X	Alliant Energy Corp.; Securitas Infrastructure Services (Proxy Board)
Gregory A. Pratt	72	2020	M	C			X	Carpenter Technology Corp.
Paul Saleh	64	2016	C			M	X
Mahvash Yazdi	69	2021	M		M		X	NorthWestern Energy

AC = Audit Committee	C = Chair
CC = Compensation Committee	M = Member
NCGC = Nominating and Corporate Governance Committee	**Board Chair
SC = Strategy Committee	*Lead Independent Director

Board At A Glance

Nominee Skills and Experience	Nominee Diversity

Size of Board (set by the Board)	9
Number of Independent Directors Nominees	7
Chairman and CEO	Separate
Board Self-Evaluation	Annual
Review Board and Board Committee Qualifications	Annual
Hold Executive Sessions	Yes
Annual Director Elections (No Classified Board)	Yes
Majority Voting for Director Elections	Yes
Diverse Board (as to background, experience, and skills)	Yes
Board has Adopted Corporate Governance Guidelines	Yes
No Related Party Transactions with Officers or Directors	TRUE
Board has Not Amended Charters or Taken Actions to Reduce Stockholder Rights	TRUE
All Directors with More than One Year of Service Own Stock	Yes
No Family Relationships Among Officers and Directors	TRUE
All Standing Committee Chairs and Members Qualify as Independent Directors	Yes
CEO Serves on Less Than Three Outside Boards	TRUE
Independent Director Nominees Serve on Less Than Four Outside Boards	TRUE
Stock Ownership Guidelines	Yes
Lead Independent Director	Yes

Our Executive Compensation Program

Our Executive Compensation Program, supported by our official Compensation Philosophy, is designed to attract, motivate and retain talent to grow our business. To support this desired outcome, we focus on aligning executive pay with individual performance, company performance, and stakeholder interests.  The Compensation Committee regularly reviews best practices in governance and executive compensation. The following is a summary of the current executive compensation practices utilized by the Compensation Committee to drive Company performance and serve our stockholders’ long-term interests:

•    Independent Compensation Committee Members

•    Use Independent Compensation Consultant

•    Use Peer Group and Assess Pay Practices

•    Use Stock Ownership Guidelines for Directors and
      Executives

•    Conduct Annual Compensation Risk Assessment

•    Use Performance-Based Equity Awards

•    Annual Bonus Tied to Performance

•    Consider Feedback from Stockholder Outreach

•    Significant Percentage of CEO Compensation
       At-Risk

•    Executive Compensation Recoupment Policy
     (“Claw-back”)

•    No Tax Gross Ups

•    No Evergreen Provision

•    No Multi-Year Guaranteed Bonuses

•    No Repricing Allowed without Stockholder Approval

•    No Guaranteed Term Employment Agreements

•    Prohibit Hedging or Pledging Stock

•    Limited Perquisites Offered to Executives

•    Reasonable Severance Terms

Key Elements of Executive Compensation

Our Board of Directors (the “Board” or “Board of Directors”) established a Compensation Committee comprised of four independent directors in accordance with the rules and regulations established by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market. Our Board delegated to the Compensation Committee the authority to establish our executive compensation program and approve all compensation received by our executive officers. The Compensation Committee retained Korn Ferry Hay Group (“Korn Ferry”) as its independent compensation consultant in October 2020.  Prior to the appointment of Korn Ferry, Pearl Meyer & Partners, LLC served as the Compensation Committee’s independent compensation consultant.  Our Fiscal 2021 runs from April 1, 2020 through March 31, 2021.

Executive Leadership Succession Plan:  In June 2020, we announced an executive leadership succession plan (the “Succession Plan”), which followed the FCC’s issuance of the Report and Order.  As part of this Succession Plan, Morgan E. O’Brien transitioned from Chief Executive Officer to Executive Chairman and Robert H. Schwartz was promoted to President & Chief Executive Officer.  In October 2020, Chris Guttman-McCabe was appointed as the  Chief Regulatory and Communications Officer.  Mr. Guttman-McCabe previously led our regulatory efforts with the FCC as an external consultant.

Executive Compensation Philosophy:    The Compensation Committee has adopted a compensation philosophy for our executive officers and other senior management. Specifically, the objectives of the executive compensation program are to:

Attract, motivate, and retain the critical talent that will continue to grow our business:

•	Offer total direct compensation that is competitive with the market.

Align Pay for Performance - Pay our people in line with their performance consistent with our business objectives:

•	The compensation received by our executives will reflect our performance and each executive’s contributions to the achievement of our short- and long-term goals.
•	Continue to foster an entrepreneurial, high-performance, and results-driven culture.

Align Executive Compensation with Stockholder Interests- Achieve long-term business success and deliver strong and sustainable returns to our stockholders:

•	Promote the achievement of short-term and long-term strategic performance objectives that the Board and management agree will lead to long-term growth and value creation for our stockholders.
•	Align our employees’ interests with those of our stockholders without encouraging excessive or imprudent risk-taking or decision making.
•

Calibrating realizable pay opportunities to mirror the stockholder experience in the proper sharing ratios, recognizing the long sales cycle and collaborative selling requirement’s impact on short-term performance and related stockholder experience.

Executive Compensation Program:    To effect the Compensation Philosophy, our Compensation Committee established an executive compensation program consisting of: (i) an annual base salary, (ii) an annual performance-based bonus program, payable in cash and/or shares of common stock, and (iii) a long-term equity award consisting of time-based and/or performance-based equity awards.

Elimination of Evergreen Provision: The Compensation Committee amended our 2014 Stock Plan to eliminate the evergreen provision that previously provided for an automatic annual increase in the number of shares of our common stock reserved for future issuance under our 2014 Stock Plan. Going forward, any increases in the number of shares reserved under our 2014 Stock Plan will need to be approved by our Board of Directors and our stockholders at an annual or special meeting of stockholders.

Executive Compensation Recoupment Policy: Our Executive Compensation Recoupment (“Claw-back”) Policy gives us the right to cancel or “claw back” incentive compensation from any senior executive who has engaged in misconduct that results in (i) significant reputational or financial harm to Anterix or (ii) a material financial restatement.

Advisory Vote on Executive Compensation – “Say on Pay” Vote:

We conducted an advisory vote on executive compensation at our annual meeting of stockholders in 2020. Approximately 81% of the votes cast supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders who voted in 2020 as well. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Note: On or about June 21, 2021, we began sending this Proxy Statement, the attached Notice of Annual Meeting of Stockholders, and the enclosed proxy card to all stockholders entitled to vote at the 2021 Annual Meeting. Although not part of this Proxy Statement, we are also sending, along with this Proxy Statement, our 2021 annual report on Form 10-K, which includes our financial statements for Fiscal 2021.

General Information

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

1.By Internet: by following the internet voting instructions included on the proxy card at any time until 11:59 p.m., Eastern Daylight Time, on August 5, 2021.

2.By Telephone: by following the telephone voting instructions included on the proxy card at any time until 11:59 p.m., Eastern Daylight Time, on August 5, 2021.

3.By Mail: by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received before the Annual Meeting.

Shares held in your name as the stockholder of record may be voted at the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you later are unable to participate in the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee. Shares held in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares.

On or about June 21, 2021, we began sending this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, and the enclosed proxy card to all stockholders entitled to vote at the 2021 Annual Meeting. Although not part of this Proxy Statement, we are also sending, along with this Proxy Statement, our 2021 annual report on Form 10-K, which includes our financial statements for Fiscal 2021.

Proxies

All shares represented by a proxy will be voted at the Annual Meeting. Where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of approving, on an advisory, non-binding basis, the compensation of our named executive officers, and in favor of ratifying Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022. If any other business may properly come before the Annual Meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

If a broker, bank, trustee, or other nominee exercising fiduciary powers holds your shares (typically referred to as being held in “street name”), you should receive a separate voting instruction form with this Proxy Statement. Your broker, bank, trustee, or nominee may vote your shares on Proposal 3 but will not be permitted to vote your shares for other proposals unless you provide instructions on how to vote your shares. Please note that if your shares are held of record by a broker, bank, trustee, or nominee, and you wish to vote at the meeting, you will not be permitted to vote online at the virtual Annual Meeting unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure:

If you are a stockholder of record, you may revoke your proxy:

1.by written notice of revocation mailed to and received by the Corporate Secretary of the Company prior to the date of the Annual Meeting;

2.by voting again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on August 5, 2021;

3.by executing and delivering to the Corporate Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 11:59 p.m. Eastern Daylight Time on August 5, 2021); or

4.by attending the virtual Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

If your shares are held by a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting during the meeting.

Voting Results:

We will announce preliminary voting results at the Annual Meeting. We will report results in a Current Report on Form 8-K filed with the SEC.

Important notice regarding the availability of proxy materials for the 2021 Annual Meeting of Stockholders: This Proxy Statement for the 2021 Annual Meeting of Stockholders, our Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2021 (filed June 15, 2021) and the proxy card or voting instruction form are available on our website at www.investors.anterix.com/financials/annual-reports-and-proxies.

Election of Directors

At the Annual Meeting, our stockholders will vote on the election of nine directors to serve until our 2022 Annual Meeting and until their respective successors are elected and qualified.

Election Process and Recommendation

In an uncontested election, the directors are elected by a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present. This means that the number of shares voted “FOR” a nominee for election as a director must exceed the number of votes cast “AGAINST” that director nominee. If you hold your shares in street name and you do not instruct the broker, bank, trustee, or nominee on how to vote on this proposal, they will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be voted for or against the election of any director nominee, and so will not have any effect on the outcome of this proposal.

We have also implemented a majority voting policy for director resignations, which is applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. If a director nominee fails to receive the required vote for reelection, our Nominating and Corporate Governance Committee (other than such director) will act on an expedited basis to determine whether to accept the director's irrevocable, conditional resignation, and it will submit such recommendation for prompt consideration by the Board. The Nominating and Corporate Governance Committee and members of the Board (other than such director) may consider any factors they deem relevant in deciding whether to accept a director's resignation. This policy does not apply in circumstances involving contested director elections.

All of our nominees have indicated their willingness to serve if elected.  If any nominee should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Board may designate, unless a contrary instruction is indicated in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR, AND SOLICITS PROXIES IN FAVOR OF, EACH OF OUR DIRECTOR NOMINEES.

Unless otherwise instructed, it is the intention of the persons named in the proxy card to vote shares represented by properly executed proxy cards for the election of each of our director nominees.

Board of Directors Information

Our Board, based on the recommendation of our Nominating and Corporate Governance Committee, has nominated all of our nine existing directors for re-election.

In addition to the information set forth below regarding our director nominees and the skills that led our Board to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty, and adherence to the highest ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and their Board duties.

Director Nominees

General: In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies our Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Committee takes into account many factors, including an individual’s business experience and skills, as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity, and ability to represent the best interests of our stockholders. As we move forward following the FCC’s Report and Order, the Nominating and Corporate Governance Committee believes the Board should seek experienced public company directors with skills in core areas such as early-stage/hyper-growth companies, mergers & acquisitions, technology, regulatory, utilities, financial acumen, risk management, and telecommunications. In addition, the Nominating and Corporate Governance Committee considers the ability of the nominee to represent the best interests of the Company and its stockholders and to commit sufficient time and attention to the activities of our Board, as well as the absence of any potential conflicts with our interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criteria is necessarily applicable to all prospective nominees. Rather, our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity on our Board as a whole. Diversity is broadly construed to mean a variety of opinions, perspectives, personal and professional experiences, and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics. Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee and Board of Directors regularly assess the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential nominees who may come to the attention of the Committee through current Board members, professional search firms, stockholders, or other persons. Each potential nominee brought to the attention of the Committee, regardless of who recommended such potential nominee, is considered based on the criteria set forth in our Corporate Governance Guidelines.

Stockholder Nominees: Our Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a single stockholder who has held over 2.0% of our common stock for over one year and who satisfies the notice, information, and consent provisions set forth in our Amended and Restated Bylaws. Our Board uses the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for 2022 Annual Meeting” below in this Proxy Statement.

Nominees for Election at the 2021 Annual Meeting

The following sets forth information regarding the business experience of our director nominees as of June 11, 2021:

Name	Age	Position with Anterix	Director Since
Morgan E. O’Brien	76	Executive Chairman & Director Nominee	2012
Robert H. Schwartz	55	President & Chief Executive Officer & Director Nominee	2020
Hamid Akhavan	59	Director Nominee	2020
Leslie B. Daniels	74	Director Nominee	2020
Gregory A. Haller	54	Director Nominee	2018
Singleton B. McAllister	69	Director Nominee	2018
Gregory A. Pratt	72	Director Nominee	2020
Paul Saleh	64	Director Nominee	2016
Mahvash Yazdi	69	Director Nominee	2021

Morgan E. O’Brien

Mr. O’Brien has been our Executive Chairman since July 2020. He has also served as a member of our Board since April 2012, as Chief Executive Officer from May 2018 to July 2020, and as Vice Chairman of our Board from May 2014 to April 2018. From January 2009 to the present, Mr. O’Brien has served as an independent consultant to several wireless start-ups and, until June 2017, served as a member of the board of directors of GTT Communications, Inc. (NYSE:  GTT). As a co-founder and chairman of Nextel, Mr. O’Brien led the creation of the first all-digital nationwide wireless network (the Nextel National Network) and brought push-to-talk communication to the mass business and consumer market. After the merger of Nextel with Sprint Corporation in 2004, he was a co-founder of Cyren Call Communications Corporation, where he served until January 2009. Mr. O’Brien was recognized in 1987 as New Jersey Entrepreneur of the Year and was voted the RCR Person of the Year in 1993 and again in 2006. In 2005, he was inducted into the Washington, DC Business Hall of Fame, and in 2007 he was named a Fellow of the Radio Club of America and was named by Fierce Wireless as “one of the top U.S. wireless innovators of all time.”  In 2016, Mr. O’Brien was awarded the Armstrong Medal, the highest award of the Radio Club of America, for demonstrated excellence and lasting contributions to radio arts and sciences. Mr. O’Brien has also served on several boards of other public companies, including Sprint and Williams Telecommunications. He also serves on the board of several private companies and charitable organizations.  Mr. O’Brien is a graduate of Georgetown University and received his law degree from Northwestern University.

We believe Mr. O’Brien is qualified to serve on our Board based on his significant experience driving leading-edge strategic solutions in the telecommunications sector, prior experience in founding, building, and serving as an executive officer at Nextel and Cyren Call Communications, his prior experience in building a nationwide dispatch network at Nextel, his expertise in FCC regulatory and compliance matters, and his experience serving on the boards of directors of other private and public companies.

Robert H. Schwartz

Mr. Schwartz was appointed our President & Chief Executive Officer in July 2020 and was elected to our Board in September 2020. Having joined the Company in 2015 as Chief Strategy and Development Officer, he became our President & Chief Operating Officer in May 2018. Prior to joining our Company, beginning in 2013, Mr. Schwartz served as Chief Executive Officer of STI Brasil, LLC, a company focused on developing shared fiber infrastructure for wireless operators in Brazil. Prior to STI, from 2009 to 2013, Mr. Schwartz served as a Managing Director of Unison Site Management, during which time Unison acquired and managed cell site easements throughout the United States and sold its site portfolio to American Tower. From 2006 to 2009, Mr. Schwartz was Managing Partner of Woodmont Partners LLC, a strategic consultancy to telecom, media, and technology companies, including software, wireless, and cable companies. Earlier, Mr. Schwartz was Executive Vice President of IDT Telecom from 2001 to 2006, and led corporate development, product management, and the wireless division. In 1996, Mr. Schwartz joined The Associated Group to launch Teligent. He became Teligent’s Senior Vice President of Corporate Development, leading functions including strategy, capital markets, investor relations, and M&A activities through the startup, initial public offering, and the sale to Liberty Media. Mr. Schwartz also served as Director of Corporate Development at Nextel and its precursor Fleetcall where he was responsible for supporting key strategic, M&A, and capital markets initiatives. Mr. Schwartz holds an MBA from the Wharton School at the University of Pennsylvania and a Bachelor of Arts in Business Administration from George Washington University’s School of Government & Business Affairs.

We believe that Mr. Schwartz is qualified to serve on our Board based on his prior experience as an executive in the telecommunications industry, specifically in wireless communication, and his prior experience developing nascent communication technologies.

Hamid Akhavan

Mr. Akhavan has served as a member of our Board since September 2020. He has been a Partner at Twin Point Capital, a growth-oriented private equity firm based in New York, NY and Palo Alto, CA, since April 2018.  From August 2016 to March 2018, he was a Partner at Long Arc Capital, a private equity firm specializing in disruptive technology investments. From 2010 to 2014, Mr. Akhavan served as Chief Executive Officer of Unify Inc. (formerly Siemens Enterprise), a global supplier of telecommunication products, software, and services. Prior to that, he served as Chief Operating Officer of Deutsche Telecom and Chief Executive Officer of T-Mobile International. He began his career at the Jet Propulsion Laboratory (NASA) and Bell Communications Research. He holds a Bachelor of Science in electrical engineering and computer science from California Institute of Technology and a Master of Science in the same fields from Massachusetts Institute of Technology. Mr. Akhavan also serves on the board of directors of Vonage (NASDAQ GS: VG) and privately-held National Broadband Ireland.

We believe that Mr. Akhavan is qualified to serve on our Board based on his significant telecommunications and technology expertise, his prior public company board experience, as well as leadership skills from his role as chief executive at Unify and CEO of T-Mobile International.

Leslie B. Daniels

Mr. Daniels has served as a member of our Board since September 2020 and is Chair of the Strategy Committee. He is an Operating Partner of AE Industrial Partners, L.P., a private equity firm in Boca Raton, FL, specializing in aerospace, power generation, and specialty industrial markets. He serves on the board of directors of GAMCO Investors, Inc. (NYSE: GBL) and Moeller Aerospace and is an Advisor to LGL Systems Acquisition Corp. (NYSE: DFNS). Mr. Daniels serves on The Advisory Committee on Trade Policy and Negotiation as a former President Trump appointee. He is a former chairman and former member of Florida’s State Board of Administration, Investment Advisory Council, and serves as Commissioner and Chairman of the Health Care District of Palm Beach County.   Mr. Daniels was a founding partner of CAI Managers & Co., L.P., a private equity firm located in New York City from 1989 to 2014. Prior to CAI Managers, he was President of Burdge, Daniels & Co., Inc., a company engaged as a principal in venture capital and buyout investments and trading of private placement securities.  Mr. Daniels also served as Senior Vice President of Blyth, Eastman, Dillon & Co., where he was responsible for its corporate fixed-income sales and trading departments. Mr. Daniels is a former Director of AeroSat Corporation; Aster-Cephac SA; Bioanalytical Systems, Inc.; Douglas Machine & Tool Co., Inc.; IVAX Corporation; MIM Corporation; MIST Inc.; Mylan Laboratories Inc.; NBS Technologies Inc.; and Safeguard Health Enterprises, Inc.  He served as Chairman of TurboCombustor Technology Inc. and Zenith Laboratories, Inc.  Mr. Daniels is a graduate of Fordham University.

We believe that Mr. Daniels is qualified to serve on our Board based on his extensive financial and M&A experience, as well as his depth of experience as a director of numerous public companies.

Gregory A. Haller

Mr. Haller has served as a member of our Board since November 2018. He has more than 30 years of experience serving as a senior executive in the wireless and telecommunication services industries. Since July 2018, he has served as the Chief Operating Officer at Alorica, Inc. (“Alorica”), a leading customer relationships management company. At Alorica, Mr. Haller is responsible for global operations, client solutions, global business services, and marketing communications. Prior to joining Alorica, Mr. Haller served in a number of senior executive positions at Verizon Wireless (NYSE: VZ) (“Verizon”). From August 2016 to June 2018, Mr. Haller was the chief executive for Verizon’s prepaid brand, Visible. Prior to that, from January 2012 until August 2016, he was the president of the west area for all Verizon sales and operations, which encompassed the 18 most western states in the U.S. From September 2010 through January 2012, he held the roles of President, Enterprise and Government Markets, and Vice President of Consumer Marketing. Through his 29-year career at Verizon, he also served in leadership positions in the areas of operations, sales, marketing, and advanced solutions, as well as consumer product portfolio and pricing. Mr. Haller received his Bachelor of Arts in business administration from Wittenberg University.

We believe Mr. Haller is qualified to serve on our Board based on his prior executive leadership experience at leading companies in the wireless and telecommunications services industries and his expertise in developing and executing business strategies.

Singleton B. McAllister

Ms. McAllister has served as a member of our Board since June 2018, as Lead Independent Director since September 2020, and is Chair of the Nominating and Corporate Governance Committee. Ms. McAllister is currently serving as Of Counsel at the law firm Husch Blackwell, LLP (“Husch Blackwell”) and a Senior Advisor with Husch Blackwell Strategies. Before joining Husch Blackwell in May 2014, Ms. McAllister served as a partner in the law firms of Williams Mullen from 2012 to 2014, Blank Rome LLP from 2010 to 2012, and LeClairRyan from 2007 to 2010. Prior to entering private practice, Ms. McAllister served for five years as the general counsel for the United States Agency for International Development and previously served in senior positions in the U.S. House of Representatives. Ms. McAllister is a director of Alliant Energy Corporation (NYSE: LNT) and serves on its Nominating and Governance Committee and a past Chair of its Compensation and Personnel Committee.  She also serves on the Proxy Board of Securitas Infrastructure Services, Inc. She has been a member of the Blue-Ribbon Advisory Board on Compensation and Personnel issues for the National Association of Corporate Directors’ (“NACD”). Most recently, she was recognized in 2018 as one of the top Corporate Directors of NACD. She also served as a director of United Rentals (NYSE: URI) from 2004 to May 2018 and previously chaired the National Women’s Business Center. Ms. McAllister is a member of the Council on Foreign Relations, fellow to the National Academy of Public Administration, and Vice-Chairman of the National Women’s History Museum Board of Directors. She has also served on the Advisory Board of the African Development Foundation and has been appointed Secretary to the Virginia State Board of Elections. Ms. McAllister has a Bachelor of Arts from the University of Maryland and completed Graduate Studies in International Relations and earned her law degree from Howard University.

We believe Ms. McAllister is qualified to serve on our Board based on her legal, regulatory and corporate governance experience and expertise, as well as her current experience serving on the boards of directors of other public and private companies, including public and private utility companies.

Gregory A. Pratt

Mr. Pratt has served as a member of the Board since May 2020 and is Chair of the Compensation Committee. Mr. Pratt is the Chairman of the Board of Directors at Carpenter Technology Corporation and served as interim President and Chief Executive Officer of Carpenter in fiscal years 2010 and 2015. Mr. Pratt is a former Vice Chairman and director of OAO Technology Solutions, Inc. ("OAOT"), an information technology and professional services company. He joined OAOT in 1998 as President and Chief Executive Officer after OAOT acquired Enterprise Technology Group Inc., a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and Chief Operations Officer of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder and served variously as Chief Financial Officer and President of Atari (US ) Corporation from 1984 through 1991. Mr. Pratt serves as Chairman of the Nominating and Governance Committee and a member of the Audit Committee at Tredegar Corporation (NYSE: TG). He served as a Director and Audit Committee Chairman of AmeriGas Propane. Inc., a public company listed on the NYSE for seven years. Mr. Pratt is a NACD Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for experienced corporate directors, which is a rigorous suite of courses spanning leading practices for boards and committees. He also was appointed to serve a three-year term on the Standing Advisory Group of the Public Company Accounting Oversight Board ending November 2016. He supplements his skill sets through ongoing engagement with the director community and access to leading practices.  Mr. Pratt received his MBA in finance from the Wharton School, University of Pennsylvania, and his Bachelor of Science in business administration from Cheyney University. He is a certified public accountant.

We believe Mr. Pratt is qualified to serve on our Board based on his financial and corporate governance experience and expertise, as well as his current experience serving on the boards of directors of other public companies and as a former CEO.

Paul Saleh

Mr. Saleh has served as a member of our board since December 2016 and is Chair of the Audit Committee. Mr. Saleh currently serves as President and Chief Executive Officer for Gainwell Technologies, which was formed from the 2020 spinoff of the government and human resources business of DXC Technologies.  From 2017 to 2020, Mr. Saleh served as the Executive Vice President and Chief Financial Officer of DXC Technology (NYSE: DXC).  Prior to that, Mr. Saleh served as Executive Vice President and Chief Financial Officer for CSC.  Prior to CSC, Mr. Saleh was the Chief Financial Officer for Gannett Co. Inc. (NYSE: GCI), as well as Sprint Nextel Corporation and Walt Disney International (NYSE: DIS). Before joining the Walt Disney Company, he was with Honeywell International Inc. (NYSE: HON) for 12 years, where he held various leadership positions in finance, including Treasurer of the company. Institutional Investor Magazine named Mr. Saleh as the best Chief Financial Officer in the wireless telecom industry from 2004 through 2007. In 2005, Treasury & Risk Management magazine recognized him as one of the 100 Most Influential People in Finance. In 2006 and 2017, Mr. Saleh received the Public Company CFO of the Year Award from the Northern Virginia Technology Council. Mr. Saleh holds an MBA with distinction in Finance; an M.S. in Computer, Information & Control Engineering; and a B.S.in Electrical Engineering, all from the University of Michigan.

We believe Mr. Saleh is qualified to serve on our Board based on his prior experience as an executive in the technology and telecommunications industries, his experience in financial matters and the capital markets, and his leadership experience as a CFO and CEO.

Mahvash Yazdi

Ms. Yazdi joined the Board in February 2021. Since 2012. She has been the President of Feasible Management Consulting, a company that provides strategic consulting in energy, innovation, technology, and telecommunication. From 1997-2012, she was the senior vice president of business integration and chief information officer of Edison International and Southern California Edison. She oversaw digital transformation initiatives and technology implementation of smart meter and smart grid programs. She was the founding co-chair of the Edison Electric Institute’s CIO advisory council, leading the industry activities in cyber security and telecommunications. Prior to that role, she held various roles at Hughes Electronics (1980-1997), including vice president and CIO, where she was a member of the executive committee and engaged in business transformation and M&A activities. She continues to bring her expertise and insights to the publicly held, private, and non-profit boards on which she serves. She is currently a member of the board of directors at NorthWestern Energy and a strategic advisor to Infosys Corporation, Prologis Corporation, HIG Capital, and Energy Capital Ventures.  Ms. Yazdi is nationally recognized as an expert in corporate information technologies. She has extensive experience and knowledge of the utility/power industry, where she was charged with setting strategies and leading people to achieve greater growth and performance. As a current and former board member, she has been either a chair or an active member of various board committees, including audit, compensation, governance, and operations. Ms. Yazdi received her NACD Directorship certification and is also an NACD Leadership Fellow, demonstrating her commitment to boardroom excellence.  Ms. Yazdi earned her M.B.A. from the University of Southern California and is a member of the Beta Gamma Sigma honor society. She received her B.S. in industrial management from California State Polytechnic University, Pomona, with honors. She also completed the Management of Information Technology program at Harvard Business School.

We believe Ms. Yazdi is qualified to serve on our Board based on her prior experience as an executive in the utility industry, her knowledge of technology, and her leadership experience as a CIO.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “EACH” NAMED NOMINEE.

Board of Directors, Board Committees & Corporate Governance Matters

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to the Sarbanes-Oxley Act, the rules and regulations of the SEC and the corporate governance rules of the Nasdaq Stock Market. Our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Corporate Governance Guidelines

Our corporate governance guidelines are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation, and continuing education, communications from stockholders to our Board, succession planning, and the annual evaluations of our Board and its committees. Our corporate governance guidelines are reviewed by the Nominating and Corporate Governance Committee and amended by our Board when appropriate. The full text of our corporate governance guidelines is available on our website at www.anterix.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Board Structure and Independence

Our Board currently consists of nine members. The number of directors on our Board can be determined from time to time by action of our Board.

Each of our non-employee director nominees, including Messrs. Akhavan, Daniels, Haller, Pratt, and Saleh, and Mses. McAllister and Yazdi, met the independence standards established by the Nasdaq Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as applicable. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC.

Our Board believes the director nominees collectively have the experience, qualifications, attributes, and skills required to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and dedication to enhancing stockholder value.

No Family Relationships

There are no family relationships between any of our officers and directors.

Board Committees

The following table provides membership information for each of our Board committees as of June 11, 2021:

	Audit	Compensation	Nominating and Corporate Governance	Strategy
Morgan O’Brien**				x
Robert H. Schwartz				x
Hamid Akhavan	--	X	X
Leslie B. Daniels	--	X	X	Chair
Gregory A. Haller	X	X	--
Singleton B. McAllister*	—	--	Chair	x
Gregory A. Pratt	X	Chair	--
Paul Saleh	Chair	—	--	x
Mahvash Yazdi	X	--	X

** Board Chair         *Lead Independent Director

Audit Committee: The Audit Committee is comprised of four of our independent directors, Paul Saleh (Chair), Gregory A. Haller, Gregory A. Pratt, and Mahvash Yazdi, each of whom can read and understand fundamental financial statements, including our balance sheet, statements of operations, stockholders’ equity and cash flows as required by the rules of the Nasdaq Stock Market. The Audit Committee functions include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of our annual audit, reviewing the adequacy of our accounting and financial controls, reviewing the independence of our independent registered public accounting firm, and oversight of all company compliance matters and Code of Conduct/Ethics matters. Our Board has determined that each Audit Committee member is an “independent director” under the listing standards of the Nasdaq Stock Market and the applicable rules and regulations of the SEC. Our Board has also determined that Audit Committee members Greg Pratt and Paul Saleh are both “audit committee financial experts” within the applicable requirements of the SEC. The Audit Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.anterix.com.

Compensation Committee:  The Compensation Committee is comprised of four of our independent directors, Gregory A. Pratt (Chair), Hamid Akhavan, Leslie B. Daniels, and Gregory A. Haller. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers, executive development and succession, and oversight of workplace diversity. Our Board has determined that each of Messrs. Akhavan, Daniels, Haller, and Pratt is an “independent director” under the listing standards of the Nasdaq Stock Market and the applicable rules and regulations of the SEC, including the additional requirements that apply to members of the Compensation Committee. In addition, the members of the Compensation Committee each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee may delegate authority to one or more members of the Compensation Committee or one or more of our executives of the Company, and may form and delegate authority to one or more subcommittees and one or more committees of executives of the Company, except that the Committee may not delegate authority to approve compensation for our Chief Executive Officer, our Section 16, or our other executive officers to any person or committee (other than to a subcommittee consisting exclusively of at least three members of the Compensation Committee). Our Compensation Committee has the authority to engage the services of any advisor it determines appropriate to assist it in the performance of its functions. The Compensation Committee engaged the services of Korn Ferry, a national executive compensation consulting firm, as its independent compensation consultant, to assist it in evaluating our overall executive and non-executive director compensation program and practices. The Compensation Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.anterix.com.

Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee is comprised of four independent directors—Hamid Akhavan, Leslie B. Daniels, Singleton B. McAllister (Chair), and Mahvash Yazdi. The functions of the Nominating and Corporate Governance Committee include the identification, recruitment, and nomination of candidates for our Board and its committees; making recommendations to our Board concerning the structure, composition, and functioning of our Board and its committees (including the reporting channels through which our Board receives information and the quality and timeliness of the information); developing and recommending to our Board corporate governance guidelines applicable to our Company and annually reviewing and recommending changes (as necessary or appropriate); overseeing the annual evaluation of our Board’s effectiveness and performance; overseeing the development of our ESG Strategy; non-employee director compensation; and periodically conducting an individual evaluation of each director. Our Board has determined that each member of the Nominating and Corporate Governance Committee is an “independent director” under the listing standards of the Nasdaq Stock Market and the applicable rules and regulations of the SEC. The Nominating and Corporate

Governance Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.anterix.com.

Strategy Committee: The Strategy Committee is comprised of three independent directors – Leslie B. Daniels (Chair), Singleton McAllister, and Paul Saleh and two employee directors – Morgan O’Brien and Robert Schwartz; The functions of the Strategy Committee include providing input to management in its development of our long-term strategy; evaluating, and making recommendations to management and the Board about, responses to external developments and factors, including changes in our industry, competition, and technology that impact our strategy; providing input to management, as needed, in its development of a customer-facing cybersecurity strategy; reviewing and providing input to management about potential material mergers and acquisitions, combinations, joint ventures, divestitures, and investments; reviewing periodically with management the performance of completed transactions; evaluating whether the Company has sufficient access to capital to carry out its strategy. The Strategy Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.anterix.com.

Compensation Committee Interlocks and Insider Participation: No member of our Compensation Committee has at any time been our employee. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Annual, Board and Committee Meetings

Director Attendance at the Annual Meeting: We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback that our stockholders may desire to share with the Company and our Board. As a result, we encourage our directors to attend our Annual Meetings. We will reimburse our directors for the reasonable expenses they may incur in attending the Annual Meeting. All of our directors attended our 2020 annual meeting of stockholders.

Board Meeting:    During Fiscal 2021, all directors attended at least 75% or more of the aggregate of our Board meetings and of each of our Board committees on which they served at the time of such meetings. During Fiscal 2021, our Board met eleven times and acted by written consent three times; the Audit Committee met six times and acted by written consent three times; the Compensation Committee met fourteen times and acted by written consent four times; and the Nominating and Corporate Governance Committee met nine times and acted by written consent one time.

Executive Sessions:  Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. Our Board’s policy is to hold executive sessions both with and without the presence of management. Our Board committees also generally meet in executive session at the end of each committee meeting.

Stock Ownership Guidelines:  All of our executive officers and directors are subject to stock ownership guidelines approved by the Board. Our Chief Executive Officer is required to beneficially own shares of our common stock with a value equal to five times (5x) his base salary. All other executive officers are required to beneficially own shares with a value equal to three times (3x) their base salary. Non-employee Directors are required to beneficially own shares of our common stock with a value equal to three times (3x) the annual cash retainer paid to them for service as a member of our Board. Our executives and directors have five (5) years to achieve their respective stock ownership guideline level from the date of their appointment or promotion. As of the end of Fiscal 2021, each of our executive officers is in compliance with the stock ownership guidelines, and each of our non-employee directors who have been a member of the Board for more than one year is in compliance with the stock ownership guidelines.

Board Leadership Structure

With the roles of Executive Chairman and Chief Executive Officer separated between Messrs. O’Brien and Schwartz, our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to our Board and encourages balanced decision-making. In addition, our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and can provide objective and thoughtful oversight of management. Our Board also separated the roles in recognition of the differences in responsibilities. As an additional key element of its leadership structure, our Board appointed Ms. McAllister to serve as Lead Independent Director. While our Chief Executive Officer is responsible for the day-to-day leadership and operations of the Company, the Executive Chairman of the Board and the Lead Independent Director guide our Board and set the agenda for Board meetings. Our Lead Independent

Director also provides performance feedback on our board's behalf to our Executive Chairman and Chief Executive Officer. Our Board also considered that our Audit, Compensation, and Nominating and Corporate Governance Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive officers, the selection and evaluation of directors, the development and implementation of corporate governance policies, and the oversight of our compliance with laws and regulations, each consist entirely of independent directors. Our Board intends to evaluate from time to time whether our Chief Executive Officer and Board Chairman positions should remain separate based on what our Board determines is best for the Company and its stockholders.

Director Orientation and Education

Board Development:
We recognize the importance of having directors with the knowledge necessary to be a collaborative and trusted resource to management. To that end, we have many opportunities for our directors to develop and improve their technical knowledge and corporate governance skill set.

•Board Immersion Series: The Company provides a multi-day Board Immersion Series for all Directors to attend within their first six months on the Board to ensure that Directors are sufficiently informed about the business operations, strategy, and risks. This series includes three two-hour sessions entitled: “Power Grid Modernization: The Opportunity and the Market,” “900 MHz Spectrum: Our Solution,” and “Path to Revenue.”

•Educational Series: We continue to conduct regular educational programs to provide our Board in-depth knowledge of our technical and business environment.

•Board Education Stipend: We provide each director with an annual $5000 stipend for board/governance training related to their roles on the Anterix Board.

•NACD Membership: We are members of the National Association of Corporate Directors.
As an NACD member company, our Directors have access to tools, resources, and instructional curricula to continue to mature in corporate governance, including educational events, networking opportunities, resources, and custom board services developed for directors by directors.

•Biennial Board Retreat: In late 2021, we will conduct our first multi-day in-person Board Retreat focused on long-term strategy and director education.

Board Oversight of Risk

Our Board is actively involved in the oversight of risks that could affect the Company. Our Board has responsibility to evaluate and oversee our risk management policies and procedures, with responsibility for certain areas being assigned to the relevant Board committee. Our Board satisfies this responsibility through reports by each committee chair regarding the committee’s evaluations and recommendations, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Specifically, our Board committees address the following risk areas:

1.The Compensation Committee is responsible for overseeing the management of risks related to the retention and motivation of our executives and their compensation plans and arrangements.

2.The Audit Committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, the Audit Committee oversees overall compliance risk and cybersecurity risk.

3.The Nominating and Corporate Governance Committee considers risks related to insider trading, disclosure requirements, and other governance matters relevant to the Company and its operations, including our compliance with the requirements established by the SEC and the Nasdaq Stock Market. In addition, the Nominating and Corporate Governance Committee oversees ESG risk.

4.The Strategy Committee is responsible for considering and assessing risks associated with our long-term strategy.

Our Board encourages management to promote a corporate culture that incorporates risk management into our day-to-day business operations.

Environmental, Social, and Governance Oversight

As climate change threatens our planet, the transition to clean, renewable energy resources is critical. Our mission focuses directly on that challenge. We know we can impact society through our actions as a company and through our goal of providing private LTE communications infrastructure to the utility industry and beyond. Beyond the impact our mission has on the larger global community, we are committed to driving environmental sustainability, building an inclusive organization that values employee well-being, invests in their careers, and maintains high corporate governance standards.

The Board has delegated primary responsibility for oversight of our ESG strategy to the Nominating and Corporate Governance Committee.  Additionally, the Board receives regular reports on our ESG efforts and related topics and is apprised of our work related to our Code of Conduct, pay equity, and employee engagement, among other areas.

Our ESG Efforts

We are proud to have published our first ESG report this year. The report contains information about our approach to ESG and details our efforts around environmental impact, human capital, social impact, and governance. It also provides further insight into our overarching ESG strategy, which includes a focus on leveraging 900 MHz spectrum solutions to help drive carbon reduction and other sustainability goals associated with assisting our customers in modernizing and protecting the electric grid; stakeholder engagement on ESG issues as we share our ESG narrative with our investors; the designation of the Nominating and Corporate Governance Committee with oversight responsibility for developing our ESG Strategy; integration of ESG into our purpose and vision; and reporting to the Board twice per year on our ESG Strategy progress. You can find our full Environmental Social & Governance Progress Update in the “Investors” section of our website anterix.com. A summary of our ESG work is outlined here.

Driving an Environmentally Sustainable Future

Fueling Environmental Evolution In the Utility Sector:

We are proud that our commitment to deliver transformative broadband to the utility sector supports and aligns with our goal to be a responsible steward of the environment. One of the keys to the nation’s transition to renewable, clean energy sources to help reduce carbon emissions and address global warming is helping utilities develop an updated communications infrastructure to support a modern grid.

As utility operators face growing challenges from more complicated transmission systems and more sophisticated devices are needed to drive significant increases in renewable and distributed energy resources, there is a critical role for private LTE. We are focused on providing more secure, reliable wireless broadband networks that will make the modern smart grid—and the broad transition to renewable energy generation—possible.

Enabling Wildfire Mitigation Technology:

A warmer and drier climate leads to more frequent wildfires and subsequent increases in environmental and societal impacts. Beyond property damage and potential loss of life, wildfires can severely impact the local climate and air quality and lead to harmful exposure for populations in regions hundreds of miles away. When Anterix spectrum is incorporated into a private LTE network and combined with automated methods to de-energize falling electric lines before they hit the ground, we can help prevent wildfires and the related risks to people, property, and the environment.

Supporting Decarbonization:

As more power is generated via renewable means such as wind and solar, utilities need a more advanced communications infrastructure to support and manage this clean energy transition. Our 900 MHz spectrum as the backbone of our customers’ private LTE networks will advance the reliability and security of the electric grid through a range of broadband-enabled applications and services to help our customers meet their net-zero carbon emissions goals.

Having a Positive Social Impact

Our Values:

At Anterix, we are guided by our core values – Integrity, Courage, Camaraderie, Transformative, and Excellence – that express how we aspire to be when we are at our best.  With these values as the backbone of our corporate culture, we work tirelessly to act as a responsible steward – to our employees, communities, and other stakeholders who rely on us.

Code of Business Conduct (Ethics):

We are committed to governing and operating our business with the highest levels of integrity and ethics. This commitment is reflected through our Code of Business Conduct that applies to our officers, directors, and employees. Among other matters, our code of business conduct is designed to deter unlawful or unethical behavior and to promote the following:

1.Prohibiting conflicts of interest (including protecting corporate opportunities);

2.Protecting our confidential and proprietary information and that of our customers and vendors;

3.Treating our employees, customers, suppliers, and competitors fairly;

4.Encouraging full, fair, accurate, timely, and understandable disclosure;

5.Protecting and properly using company assets;

6.Complying with laws, rules, and regulations (including insider trading laws); and

7.Encouraging the reporting of any unlawful or unethical behavior.

Any waiver of the code of business conduct for our executive officers or directors may be made only by our Audit Committee and will be promptly disclosed on our website. We have posted a copy of our code of business conduct, and intend to post amendments to this code, on our website at www.anterix.com, as permitted under SEC rules and regulations.

Anti-Harassment:

One of our top priorities is to create a culture and environment where every employee is treated with respect, free from any form of discrimination or harassment. The Company has zero-tolerance for inappropriate behavior. As part of our ongoing effort to maintain that culture, all employees must complete mandatory anti-harassment training.

Diversity, Equity, and Inclusion:

We recognize that we can thrive together when all perspectives are honored and all voices are heard. Together as Anterix, we will continue to speak out against racial injustice. Our commitment is to invest and dedicate resources to improve and leverage Diversity, Equity, and Inclusion as a key driver of differentiation and competitive success as we continue to educate and improve as an employer and collectively as employees.

Our Diversity, Equity, and Inclusion Plan includes investing in the next generation of innovative leaders through partnerships with organizations like INROADS and Talent Hue that tap diverse talent from under-represented communities, and DE&I Focused Learning through company-wide interactive Lunch ‘n Learn programs addressing inequities and promoting open discussion.

Employee Health and Safety:

As we continue to manage our business through the global coronavirus crisis proactively, we are focused on taking the right steps to protect our employees’ health and safety. We gathered resources from health experts and the CDC to develop and implement a plan. In addition to adhering to local public health authority guidelines everywhere we operate, we have established a return-to-office task force dedicated to ensuring we proactively implement the right measures to keep our employees safe.  To address the challenges of the pandemic while staying focused on our business goals, we implemented:

•Mandatory Work-From-Home For Most Employees

•Social Distancing At All Times – No Exceptions

•Stringent Sanitizing Measures

•Health Screenings & Protocol For Symptomatic Employees

•Enhanced Employee Assistance Programs

•Frequent Communication And Engagement Activities

Employee Benefits and Training:

We offer our employees a comprehensive and competitive benefits plan. This plan includes medical care options for our employees and their families along with life insurance, parental leave, tuition assistance, Paid Time Off, and a matched 401(k).

In addition to mandatory training on topics such as insider trading, anti-harassment, and our Code of Business Conduct, we provide (and encourage employees to partake in) optional career development, health and wellness, and employee engagement activities and training.

Communities:

The pandemic has lessened our ability to be out in the community, but not our spirit to help our communities.  This year, at our New Jersey headquarters, we continued our partnership with our non-profit co-tenant, Circle of Care for Families and Children of Passaic County, Inc., which is dedicated to assisting Passaic County multiple-needs children and their families  For the first time, at HQ2 in Mclean VA, we initiated a community support effort in conjunction with Share of Mclean, which assists families in need, including food, clothing, furniture, and emergency funding. Through online gift portals and monetary donations, Anterix and its employees made an impact in our communities.

A Forward-Looking Governance Framework

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to our business’ overall success, serving our stockholders, and maintaining our integrity in the marketplace. In that regard, the Board has adopted a set of Corporate Governance Guidelines to provide a framework for our governance practices. These practices are regularly re-evaluated by the Board’s Nominating and Corporate Governance Committee in light of changing circumstances in order to continue serving the best interests of the Company and its stockholders. The Corporate Governance Guidelines address the Role of Board, Board Selection and Composition, Committee Structure, Board Meetings, including Executive Session, Assessment and Leadership Development – Management and Directors and other topics.  You can also access our Corporate Governance Guidelines, Code of Conduct, and other corporate governance materials, including our certificate of incorporation, bylaws, committee charters, and policies at anterix.com at “Governance Documents.”  You can request copies of these materials from the Assistant Corporate Secretary at the address given under “Contacting Us.”

Cybersecurity:

The cyber-threat landscape is constantly changing. We regularly report to our Board on the cost of mitigating cyber-risks as they pertain to our business goals, strategies, and risk tolerance. Additionally, it is critical that we take action to address these risks, including actively identifying and monitoring our system vulnerabilities and informing investors about material cybersecurity risks and incidents in a timely fashion. Internally, we educate staff on cyber hygiene and enforce good cyber practices. As a responsible cyber-citizen, we take seriously the risk of harm to our employees, contractors, customers, and other stakeholders from any effort to utilize our email, web presence, or other resources as a possible avenue for cyber-attack. We are vigilant in maintaining appropriate protections.

Stockholder Communications:

We proactively interact with our stockholders to obtain their feedback on our operations, including meeting with several of our large stockholders regularly. We also hosted our second Investor Day event on June 16, 2021, where our CEO, COO, and CFO shared Anterix’s vision, the great progress we have made to date, and the improvements to our business model over the past several months. We also gave our investors some added insight into the momentum we are experiencing as utilities learn more about the benefits of private LTE

Our Board desires that the views of our stockholders will be heard by our Board, its committees, or individual directors, as applicable, and that appropriate response will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to us at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Chief Legal Officer and Corporate Secretary. Other than unsolicited advertising or promotional materials, all clearly marked written communications are logged, copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Hedging and Pledging Policy:

We maintain an Insider Trading Policy that, among other things, prohibits all employees and agents, including our officers, directors, consultants, and independent contractors, or their designees, from engaging in “hedging” transactions with respect to our securities. This includes publicly traded options, short sales, puts and calls, and hedging transactions. In addition, we also restrict pledging of our securities as collateral for a loan or holding our securities in margin accounts; subject, however, to certain limited exceptions, including transactions pursuant to a trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. The varied responsibilities, the substantial time commitment, and the potential risks of serving as a director for a public company require that we provide adequate compensation for the continued performance of our non-employee directors by offering them compensation that is commensurate with the workload and the demands we place on them. Our non-employee directors are compensated based upon their Board and Board Committee responsibilities. Our executive officers who serve on the Board do not receive any additional compensation for their service as directors.

Our director compensation is overseen by the Nominating and Corporate Governance Committee, which makes recommendations to our Board of Directors on the appropriate structure and amount of compensation for our non-employee director pay. Our Board of Directors is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors. The Nominating and Corporate Governance Committee and Board of Directors established our philosophy to target total compensation for our non-employee directors at the 50th percentile of the market, based on the same peer group used in benchmarking the compensation of our executive officers.

Non-Employee Director Compensation

For Fiscal 2021, our non-employee director compensation program consisted of:

•Annual cash retainers for Board service;

•Annual cash retainers for service as the Chair of one of the three standing Board Committees; and

•Long-term equity awards consisting of restricted stock awards granted on an annual basis to continuing non-employee directors immediately following the Annual Meeting of stockholders or upon their initial appointment to the Board for new directors.

Our non-employee directors do not receive any meeting fees or other compensation for their service on the Board.

Annual Cash Retainers: Under our non-employee director compensation program, our non-employee directors received the following annual cash retainers. These annual retainers are payable in four equal quarterly installments on the first day of each new calendar quarter. Our non-employee director compensation program provides that newly appointed non-employee directors receive annual cash retainers on a pro-rata basis, based on the fiscal quarter in which the director is appointed to the Board and each Board committee.

Board Cash Retainer	$ 65,000
Lead Independent Director Cash Retainer (in lieu of Board Cash Retainer)	$ 65,000
Audit Committee Chair	$ 18,000
Compensation Committee Chair	$ 12,000
Nominating and Corporate Governance Committee Chair	$ 8,000

Long-Term Equity Awards: Under our non-employee director compensation program, each of our non-employee directors (other than our lead independent director) are issued an annual restricted stock award with a grant date fair market value equal to approximately $90,000. Our lead independent director receives an annual restricted stock award with a grant date fair market value equal to approximately $120,000. Each such annual award will vest on the earlier of (i) immediately prior to the commencement of the next regularly scheduled Annual Meeting of stockholders or (ii) 12 months from the grant date.

Our non-employee director compensation program provides that newly appointed non-employee directors receive an annual restricted stock grant, with the fair market value on the grant date calculated on a pro-rata basis, based on the fiscal quarter in which the director is appointed to the Board.

Stock Ownership Guidelines: All of our non-employee directors are subject to stock ownership guidelines approved by the Board. Non-employee directors are required to beneficially own shares of our common stock with a value equal to three times (3x) the annual cash retainer paid to them for service as a member of our Board. Our Board members have five (5) years to achieve their stock ownership guideline level. As of the end of Fiscal 2021, each of our non-employee directors who has been a board member for more than one year is in compliance with the stock ownership guidelines.

Reimbursement: Our directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and Board Committee meetings.

Director Compensation Table:

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during Fiscal 2021.

	Fees earned or paid	Stock	Total
	in Cash (2)	Awards (3)(4)
Name(1)	($)	($)	($)
T. Clark Akers	41,500	—	41,500
Hamid Akhavan	37,664	90,008	127,672
Rachelle B. Chong	16,250	—	16,250
Greg W. Cominos	32,500	—	32,500
Leslie B. Daniels	37,664	90,008	127,672
Gregory A. Haller	65,000	90,008	155,008
Mark J. Hennessy	38,500	—	38,500
Singleton B. McAllister	73,000	120,025	193,025
Gregory A. Pratt	57,203	90,008	147,211
Paul Saleh	75,430	90,008	165,438
Mahvash Yazdi	7,583	44,910	52,493

(1)

Hamid Akhavan and Leslie B. Daniels were elected as new directors on September 2, 2020.  Gregory A. Pratt joined the Board in June 2020, and Mahvash Yazdi joined the Board in February 2021. T. Clark Akers, Greg W. Cominos, Mark J. Hennessy served as directors through September 2, 2020.  Rachelle B. Chong served as a director through May 15, 2020.

(2)	Represents annual cash retainers for Board service and for service as chair of one of the standing Board Committees, if applicable. Cash retainers are paid quarterly in four equal installments.
(3)

These amounts represent the grant date fair value of restricted stock awards granted by the Company during the period presented, determined in accordance with FASB ASC Topic 718.  For the assumptions used in our valuations, see "Note 12 - Stock Acquisition Rights, Stock Options and Warrants" of our notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 10, 2020.

(4)

As of March 31, 2021, the following directors held shares of our restricted common stock: Hamid Akhavan:  2,072 shares; Leslie B. Daniels: 2,072 shares; Gregory A. Haller: 2,072 shares; Singleton B. McAllister: 2,763 shares; Gregory A. Pratt: 2,072 shares; Paul Saleh: 2,072 shares; and Mahvash Yazdi: 1,000 shares. All shares of restricted stock held by our non-employee directors will vest in full immediately prior to the commencement of the 2021 Annual Meeting of Stockholders.

Executive Officers

The following persons are our continuing executive officers and key employees and held the positions set forth opposite their names as of June 11, 2021.

Name	Age	Position with Anterix
Morgan E. O’Brien(1)	76	Executive Chairman
Robert H. Schwartz(1)	55	President & Chief Executive Officer
Gena L. Ashe	59	Chief Legal Officer and Corporate Secretary
Ryan Gerbrandt	43	Chief Operating Officer
Timothy A. Gray	51	Chief Financial Officer
Christopher Guttman-McCabe	53	Chief Regulatory and Communications Officer

(1)	See the section entitled “Board of Directors Information” above for a description of the business experience and educational background of Messrs. O’Brien and Schwartz.

Gena L. Ashe

Ms. Ashe joined the Company in July 2019 and is currently the Chief Legal Officer and Corporate Secretary, a position to which she was promoted in May of 2021 from General Counsel and Corporate Secretary. Prior to Anterix, Ms. Ashe held senior legal roles with KKR portfolio company, The Brickman Group, LLC. (now BrightView Landscapes LLC NYSE: BV), as Chief Legal Officer and Corporate Secretary, Catalina Marketing Corporation, Public Broadcasting Service (PBS), Darden Restaurants, Inc., Lucent Technologies, Inc., AT&T, and most recently Adtalem Global Education (NYSE: ATGE), where she also served as Chief Legal Officer and Corporate Secretary. Earlier in her career, Ms. Ashe was an electrical engineer with IBM Corporation before joining IBM’s legal team. She is a member of the Board of Directors of XPO Logistics (NYSE: XPO), where she serves on the audit and acquisition committees, and Cold Bore Capital Management portfolio company, ALP, LLC. She holds a Juris Doctorate from Georgetown University, a Master of Science in electrical engineering from Georgia Institute of Technology, and a Bachelor of Science in mathematics and physics from Spelman College. Ms. Ashe is a graduate of the executive development program of the Wharton School of the University of Pennsylvania and holds a certificate in international management from Oxford University in England.

Ryan Gerbrandt

Mr. Gerbrandt joined the Company as Chief Operating Officer in March 2020. Prior to Anterix, Mr. Gerbrandt served 13 years at Trilliant Networks, founded in Silicon Valley and focused primarily on wireless networking technologies and solution development for the critical infrastructure industry with specific focus on Global Utilities.  Mr. Gerbrandt was a pioneer in their Smart Grid Deployment efforts, and during his time at Trilliant developed and led Network Engineering, Global Professional Services, Global Solutions, and Commercial Operations, and most recently launched and served as Managing Director for their Global Industrial Internet of Things and Smart Cities businesses. Mr. Gerbrandt served on the board of directors of the Research Triangle Cleantech Cluster (RTCC) located in North Carolina up until departing Trilliant in March 2020.  Prior to Trilliant, Mr. Gerbrandt was responsible for utility communications and control systems at Manitoba Hydro, an electric power and natural gas provider in Canada, where he specialized in Utility Communications Systems, Network Operations, SCADA, HVDC Controls and System Protection. Mr. Gerbrandt received his education in Communications Engineering Technology from Red River College and in Utility Management from the University of Manitoba.

Timothy A. Gray

Mr. Gray was appointed as our Chief Financial Officer in June 2014. From November 2011 to May 2013, Mr. Gray served as Senior Vice President and Chief Financial Officer of MedImmune, Inc., a subsidiary of AstraZeneca (NYSE: AZN) (“MedImmune”), and then served as Senior Vice President of Finance for MedImmune’s Specialty Care Group until November 2013. Mr. Gray also served in various other finance roles at MedImmune starting in April 2008. Prior to joining MedImmune, Mr. Gray served in finance positions at AOL (NYSE: AOL) and Nextel and started his career at Deloitte & Touche LLP. He is also a member of the Audit Committee of the Children’s Inn at the National Institutes of Health. Mr. Gray received a Bachelor of business administration in accountancy from the University of Notre Dame and is a certified public accountant.

Christopher Guttman-McCabe

Mr. Guttman-McCabe joined the company as Chief Regulatory and Communications Officer in October 2020 to lead the government relations and communications efforts in support of our vision of 900 MHz private broadband for the utility, critical infrastructure, and enterprise sectors. Prior to joining Anterix, Mr. Guttman-McCabe was a founder and CEO of CGM Advisors LLC, where he worked on communications, government relations, market analysis, and business development initiatives for both Fortune 100 companies and startup tech ventures.  Mr. Guttman-McCabe founded CGM Advisors after a 13-year career at CTIA as a spokesperson for and advocate for the wireless industry, including testifying 19 times before Congress. At CTIA, he served as executive vice president overseeing a 90-person association with a $65 million annual budget. Before joining CTIA, Mr. Guttman-McCabe worked as an associate in the communications practice at Wiley Rein LLP.  Mr. Guttman-McCabe earned his law degree magna cum laude with a Communications Institute certificate from the Columbus School of Law at the Catholic University of America and a bachelor’s degree in economics from Swarthmore College.

Advisory Vote to Approve Compensation
of Our Named Executive Officers

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Voting and Board Recommendation

Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. Stockholders are urged to read the section below titled “Executive Compensation” in this Proxy Statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Compensation Committee believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation. Our Board and our Compensation Committee believe that our policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goal. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Based on the above, we request that stockholders indicate their support, on a non-binding advisory basis, for the compensation of our named executive officers as described in this Proxy Statement by voting “FOR” the following resolution:

“RESOLVED, that the stockholders of Anterix Inc. approve, on an advisory basis, the compensation paid to Anterix Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation section, the compensation tables and the narrative discussion in Anterix Inc.’s 2021 Proxy Statement.”

As an advisory vote, this proposal 2 is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We will hold an advisory vote to approve, on a non-binding advisory basis, the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2022 annual meeting of stockholders.

The approval of this advisory, non-binding proposal requires the approval of a majority of the votes cast by the holders of shares present or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Executive Compensation

The following tables summarize information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during Fiscal 2021 (the fiscal year ended March 31, 2021).

Our named executive officers for Fiscal 2021 include:

•Morgan E. O’Brien, Executive Chairman

•Robert H. Schwartz, President & Chief Executive Officer

•Christopher Guttman-McCabe, Chief Regulatory and Communications Officer

Our Board delegated to the Compensation Committee the authority to establish our executive compensation program and to approve all compensation received by our executive officers.  Our Board and Compensation Committee each believes that adopting appropriate and sound compensation programs and practices is fundamental to the overall success of our business and aligning the interests of our executives with the interests of our stockholders. The Compensation Committee retained Korn Ferry as its independent compensation consultant in October 2020.  Prior to the appointment of Korn Ferry, Pearl Meyer served as the Compensation Committee’s independent compensation consultant.

Overview

We are a wireless communications company focused on commercializing our spectrum assets to enable our targeted utility and critical infrastructure customers to deploy private broadband networks, technologies, and solutions. We are the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska, and Puerto Rico. On May 13, 2020, the Federal Communications Commission (“FCC”) approved a Report and Order (the “Report and Order”) to modernize and realign the 900 MHz band to increase its usability and capacity by allowing it to be utilized for the deployment of broadband networks, technologies and solutions. We are now engaged in qualifying for and securing broadband licenses from the FCC, with a focus on pursuing licenses in those counties in which we believe we have near-term commercial opportunities. At the same time, our sales and marketing organization is pursuing opportunities to lease the broadband licenses we secure to our targeted utility and critical infrastructure customers.

Benchmarking: For Fiscal 2021, our Compensation Committee, with input from Korn Ferry, established a peer group of:

• 8x8 Inc.	• Inseego Corp.
• Bandwidth Inc	• Interdigital Communications, Inc.
• Calix, Inc.	• Iridium Communications Inc.
• Casa Systems Inc.	• PagerDuty, Inc.
• Cerence, Inc.	• Rapid7, Inc.
• Cogent Communications Inc.	• Varonis Systems, Inc.
• Digi International Inc.	• Verra Mobility Corporation
• Everbridge, Inc.

The Compensation Committee recognizes the uniqueness of our business and the difficulty of establishing a peer group. On the recommendation of Korn Ferry, the Compensation Committee accepted this group while recognizing the lack of comparability in some areas.

Executive Leadership Succession Plan:  In June 2020, we announced an executive leadership succession plan (the “Succession Plan”), which followed the FCC’s issuance of the Report and Order in May 2020.  Our Board approved the Succession Plan to support a shift in our business priorities from obtaining the Report and Order to commercializing our 900 MHz spectrum to utility and critical infrastructure customers for the deployment of broadband networks, technologies, and solutions.  As part of this Succession Plan, effective as of July 1, 2020, Morgan E. O’Brien transition from Chief Executive Officer to Executive Chairman of the Board, and Robert Schwartz was promoted to President & Chief Executive Officer.  In October 2020, our Board appointed Chris Guttman-McCabe as Chief Regulatory and Communications Officer to lead our efforts to promote the benefits of 900 MHz private broadband connectivity for our targeted utility and critical infrastructure customers. Mr. Guttman-McCabe previously led our regulatory efforts with the FCC in a consulting capacity.

In conjunction with the Succession Plan, we also strengthened the Board membership during Fiscal 2021 by adding Gregory A. Pratt as a new director in June 2020 and by adding Hamid Akhavan, Leslie B. Daniels, and Robert H. Schwartz as new directors at the 2021 Annual Meeting of Stockholders held in September 2020.  Mahvash Yazdi was subsequently appointed as a director to the Board in February 2021.  Singleton McAllister was also named as Lead Independent Director of the Board during Fiscal 2021.

Executive Compensation Philosophy: Our Compensation Committee has adopted a compensation philosophy for our executive officers and other senior management. Specifically, the objectives of the executive compensation program are to:

Attract, motivate, and retain the critical talent that will continue to grow our business:

•	Offer total direct compensation that is competitive with the market.

Align Pay for Performance - Pay our people in line with their performance consistent with our business objectives:

•	The compensation received by our executives will reflect our performance and each executive’s contributions to the achievement of our short- and long-term goals.
•	Continue to foster an entrepreneurial, high-performance, and results-driven culture.

Align Executive Compensation with Stockholder Interests- Achieve long-term business success and deliver strong and sustainable returns to our stockholders:

•	Promote the achievement of short-term and long-term strategic performance objectives that the Board and management agree will lead to long-term growth and value creation for our stockholders.
•	Align our employees’ interests with those of our stockholders without encouraging excessive or imprudent risk-taking or decision-making.
•

Calibrating realizable pay opportunities to mirror the stockholder experience in the proper sharing ratios, recognizing the long sales cycle and collaborative selling requirement’s impact on short-term performance and related stockholder experience.

Elimination of Evergreen Provision: The Compensation Committee amended our 2014 Stock Plan to eliminate the evergreen provision that previously provided for an automatic annual increase in the number of shares of our common stock reserved for future issuance under our 2014 Stock Plan. Going forward, any increases in the number of shares reserved under our 2014 Stock Plan will need to be approved by our Board of Directors and our stockholders at an annual or special meeting of stockholders.

Executive Compensation Program: To effect the Compensation Philosophy, our Compensation Committee has established an executive compensation program consisting of: (i) an annual base salary, (ii) an annual performance-based bonus program, payable in cash and/or shares of common stock and (iii) a long-term equity award consisting of time-based and/or performance-based equity awards.  In setting the compensation of our named executive officers during Fiscal 2021, the Compensation Committee also considered the new roles and responsibilities assumed by Messrs. O’Brien, Schwartz, and Guttman-McCabe.

Base Salary: The base salaries of our executive officers depend on their job responsibilities, the rate of compensation paid by our peer group of companies, internal pay equity, our financial position, and our business performance.  The Compensation Committee targets base salaries between the 25th percentile and median of the marketplace, on average, for our executive officers.

Short-Term Incentive Program.  The Short-Term Incentive Program is designed to reward short-term performance results and is payable in cash and/or shares of our common stock. Each year, the CEO, in conjunction with the Head of Human Resources, leads the development of the  Executive Short-Term Incentive Program, which consists of three components: 1) Company Performance; 2) Financial Goals (Adjusted EBITDA Target and Cash Balance) and 3) Individual Performance. The

Bonus Plan assigns a percentage allocation to each of these three components to determine how an executive’s bonus will be calculated at the end of the fiscal year.  Once developed, each year, this plan is presented to the Compensation Committee for review, evaluation, and approval to ensure consistency with our Compensation Philosophy.  Pursuant to the approved FY21 Bonus Plan, each Executive’s “Short-term Incentive” was allocated to the three components, on a percentage basis, as described in the “weighting” chart below.

For Fiscal 2021, our Compensation Committee established the following weighting for the corporate, financial and individual performance objectives:

Performance Goal	Executive Officers
Company Performance	30%
Adjusted EBITDA Target(i)	20%
Cash Balance	20%
Individual Performance	30%

(1)We define Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest (income) expense-net, other (income) expense-net, restructuring expenses, impairment of long-lived assets, income taxes and stock-based compensation and items related to the dispatch legacy business.

Our corporate performance objectives were focused on (i) customer growth, (ii) driving adoption of and expanding our broadband spectrum offerings, and (iii) commercial readiness. Financial factors for corporate performance were focused on Adjusted EBITDA and Cash Balance, with the Compensation Committee setting the Adjusted EBITDA target at $32,797,000 and the Cash Balance target at $78,417,000.

Our Compensation Committee expected that the objectives it set for our corporate and financial performance at the target level of performance would be challenging and require effective execution by our management team.

The table below reconciles Adjusted EBITDA to our GAAP disclosure of net loss in (000's):

For the year ended
March 31, 2021
Adjusted EBITDA:
Net Loss	$(54,434)
Income tax expense	124
Interest (income) expense - net	(124)
Other (income) expense - net	(414)
Loss on equity method investment	39
Depreciation and amortization	3,533
Stock-based compensation expense	15,925
Adjusted EBITDA	$(35,351)

The target incentive amounts are based on a percentage of the executive’s base salary.  For Fiscal 2021, the Compensation Committee set the target incentive levels at between 40% and 100% of the base salaries of our executives.  The Compensation Committee set the annual target incentive for our President & Chief Executive Officer at 100% of his base salary and the annual target incentive for our Chief Regulatory and Communications Officer at 75% of his base salary.  Mr. O’Brien, as Executive Chairman, did not participate in the Short-Term Incentive Program in Fiscal 2021.

For Fiscal 2021, the Compensation Committee evaluated our performance and each executive’s individual performance and awarded cash payouts to our executive officers at 100% of their target incentive award opportunities.  The Compensation Committee determined that we met or exceeded the financial performance goals based on its operating results as of March 31, 2021.

Mr. O’Brien’s individual performance achievements evaluated by the Compensation Committee include:

•Directing “surge” to successfully advance the Report & Order to completion at FCC

•Executing on succession from CEO to Exec Chairman

•Advising CEO on long-term business strategy and customer contracts

•Representing Anterix on various industry speaking engagements

•Supporting leading investor meetings and quarterly earnings calls

•Initiating and guided strategic discussions with Motorola

•Guiding strategic discussions with complex system incumbents

•Led Company’s transition to new Directors and processes to drive post R&O strategy

Mr. Schwartz’s individual performance achievements evaluated by the Compensation Committee for the determination of his Short-term Incentive Award include:

•Leading the executive leadership team through COVID-19 transition to work from home

•Building an expanded executive and senior leadership team

•Setting our strategy and direction

•Securing our first customer contracts to achieve FY21 Customer Growth targets

•Successfully executing our operational and financial objectives

•Pursuing strategic partnership(s) to accelerate 900 MHz spectrum adoption and/or to expand our revenue potential

•Expanding development of customer relationships and our reputation with utilities

•Fostering investor and investment banking relationships

•Publicly promoting our business through press interviews, webinars, conferences, and outreach

Mr. Guttman-McCabe’s individual performance achievements evaluated by the Compensation Committee for the determination of his Short-term Incentive Award include:

•Shepherding the Report and Order through the FCC with a favorable outcome for the Company

•Shaping our regulatory strategy, guiding and directing all matters related to the FCC, Capitol Hill, and federal and state governments and agencies

•Steering the post-Report and Order media campaign and generating significant industry awareness

•Guiding all corporate communications, messaging, and positioning.

•Directing process and implementation of new public relations firm.

•Overseeing the Anterix Advisory Council and strategic key initiatives.

•Acting as lead strategist and point of contact for national industry associations and regulatory bodies.

Executives	Adjusted EBITDA (20% Weighting)	Cash Balance (20% Weighting)	Company Performance Achievement (30% Weighting)	Individual Performance Achievement (30% Weighting)	Total Payout (% of Target)	Total Payout ($)
Morgan E. O'Brien Executive Chairman (1)	—	—	—	—	—	—
Robert H. Schwartz President & CEO	20.0%	20.0%	30.0%	30.0%	100.0%	$500,000
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	20.0%	20.0%	30.0%	30.0%	100.0%	$318,750

(1) Did not participate in Fiscal 2021 Short-Term Incentive Program.

Long-Term Equity Awards: The Compensation Committee has determined that equity ownership by our executives encourages them to create long-term value and also aligns their interests with those of our stockholders.   In order to emphasize this alignment in the long-term, the Compensation Committee generally positions long-term incentive awards in line with the 50th to 75th percentile range of our peer group.  Our equity incentive plan authorizes the Committee to issue both time-based and performance-based equity awards.

In connection with the Succession Plan, our Compensation Committee granted Mr. O’Brien 40,065 time-based restricted stock units, with 100% of the restricted stock units scheduled to vest on July 1, 2021. Our Compensation Committee granted Mr. Schwartz a combination of time-based and performance-based equity awards in connection with his promotion to Chief Executive

Officer.  Mr. Schwartz received a stock option to purchase 60,558 shares of Common Stock, with 25% of the option shares scheduled to vest on July 1, 2021, and 25% vesting each year for the next three years thereafter, subject to his continued service.  Our Compensation Committee also awarded performance-based restricted stock units to Mr. Schwartz that vest based on our achievement of Cumulative Spectrum Proceeds Monetized (“CSPM”) over a four-year measurement period commencing on June 24, 2020, with 15,025 units vesting if the minimum CSPM level is achieved, 30,049 units vesting if the target CSPM metric is achieved, and up to 60,098 vesting if the maximum CSPM metric is achieved. In addition, our Compensation Committee awarded 45,000 performance-based restricted stock units to Mr. Schwartz as a one-time grant in recognition of his promotion to Chief Executive Officer. These performance-based RSUs vest based on our achievement of Total Stockholder Return levels (“TSR Levels”), which are calculated using a four-year compound annual growth rate and based on the average closing bid price per share of our common stock measured over a sixty-trading day period. The units can vest in a range of 25% to 350% of the 45,000 target units based upon achieving the TSR Levels as set forth in the chart below:

TSR Performance-Based Restricted Stock Units

Four-Year CAGR Percentage	Stock Price Levels*	Percentage of Target Units Earned	Number of Vested Units*
30%	$128.52 (the “Maximum Stock Price Level”)	350%	157,500**
25%	$109.86	300%	135,000**
20%	$93.31	200%	90,000**
10%	$65.88	100%	45,000**
5%	Less than $54.70 (the “Minimum Stock Price Level”)	25%	11,250**

**The Vested Unit Levels listed here are cumulative. If we achieve the Minimum TSR Level, vesting of the units between TSR Levels will be determined through straight-line interpolation.

As part of his initial employment offer package, the Compensation Committee granted Mr. Guttman-McCabe a time-based stock option for 62,500 shares of common stock and a time-based restricted stock unit for 30,572 shares of common stock.  Both awards vest over four years, in four equal yearly installments, measured from October 22, 2020, subject to his continued service.

Stock Ownership Guidelines: All of our executive officers are subject to stock ownership guidelines approved by the Board. Our Chief Executive Officer is required to beneficially own shares of our common stock with a value equal to five times (5x) his base salary. All other executive officers are required to beneficially own shares with a value equal to three times (3x) their base salary. Our executive officers have five (5) years to achieve their respective stock ownership guideline levels from the date of their appointment or promotion. As of the end of Fiscal 2021, each of our executive officers who had been with the Company for more than one year is in compliance with the stock ownership guidelines.

Summary Compensation Table:

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during Fiscal 2021 and Fiscal 2020. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all our salaried employees

Name and Principal Position	Year	Salary ($)	Bonus) ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Morgan E. O’Brien Executive Chairman	2021	291,039	--	2,000,045 (3)	--	—	480 (4)	2,291,564
	2020	356,539	--	700,000	—	251,250	—	1,307,789
Robert H. Schwartz President & CEO	2021	461,923	--	4,401,342 (5)	3,023,055 (6)	500,000	480 (4)	8,386,800
	2020	349,154	--	680,000	—	230,000	—	1,259,154
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	2021	302,500 (7)	—	1,277,927 (8)	2,150,000 (9)	318,750	--	4,402,332

(1)The amounts represent the grant date fair value of equity-based stock awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see Note 12 - Stock Acquisition Rights, Stock Options, and Warrants of our notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 10, 2021. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance condition.

(2)The amounts shown reflect payments pursuant to the Company's short-term incentive program. Under this program, the Company's executive officers are eligible to receive an annual cash bonus based on a percentage of their base salaries contingent upon their achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee.

(3)Represents 40,065 time-based restricted stock units granted on June 24, 2020, and vesting on July 1, 2021.

(4)Represents reimbursement for home internet use during office shutdown due to the COVID-19 pandemic.

(5)Includes (i)  $1,129,842, for the grant date fair value of Mr. Schwartz’s performance-based restricted stock units that vest based on our achievement of Cumulative Spectrum Proceeds Monetized, which assumed achievement at the target level (30,049 units); and (ii) $3,271,500 for the grant date fair value of Mr. Schwartz’s performance-based restricted stock units that vest based on our achievement of Total Stockholder Return levels, which was determined using a Monte Carlo valuation model.  The grant date fair value of Mr. Schwartz’s performance-based restricted stock units that vest based on achievement of CSPM, assuming achievement at the maximum level (60,098 units), is $2,259,685.

(6)Represents a stock option to purchase 60,558 shares of Common Stock, with 25% of the option shares scheduled to vesting on July 1, 2021, and 25% vesting each year for the next three years thereafter.

(7)Includes $90,000 in consulting fees received prior to the executive’s employment start date.

(8)Represents 5,000 time-based restricted stock units granted on August 24, 2020, and were fully vested on December 15, 2020, and 30,572 time-based restricted stock units, vesting in four equal yearly installments measured from October 22, 2020.

(9)Represents a stock option for 62,500 shares of common stock, vesting in four equal yearly installments measured from October 22, 2020.

Narrative to the Summary Compensation Table:

The compensation program established for executive officers consisted of the following elements during Fiscal 2021:

Morgan E. O’Brien
Executive Chairman:

During Fiscal 2021, Mr. O’Brien served as our Chief Executive Officer from April 1, 2020 through June 30, 2020, and as our Executive Chairman from July 1, 2020 through March 31, 2021. Based on its discussions with Mr. O’Brien in connection with the Succession Plan, our Compensation Committee determined that it could best incentivize Mr. O’Brien’s continued service to the Company by focusing on equity compensation rather than through his base salary and participation in the annual short-term award program.  As a result, Mr. O’Brien’s base salary moved to $270,000 per year when he began serving as Executive Chairman in July 2020, from a base salary of $350,000 per year during his service as Chief Executive Officer.  Our Compensation Committee also determined that Mr. O’Brien should not participate in the short-term incentive bonus award program for his service as Executive Chairman during Fiscal 2021.  In light of Mr. O’Brien’s base salary and limited participation in the short-term incentive program, he was granted 40,065 time-based restricted stock units, with 100% of the restricted stock units vesting on July 1, 2021.

Robert H. Schwartz
President & Chief Executive Officer:

During Fiscal 2021, Mr. Schwartz served as our President from April 1, 2020 through June 30, 2020, and as our President & Chief Executive Officer from July 1, 2020 through March 31, 2021.  In connection with his promotion to Chief Executive Officer, Mr. Schwartz’s base salary was increased to $500,000 per year effective July 1, 2020, from $340,000 per year during his service as President.  Our Compensation Committee also set Mr. Schwartz’s target under the short-term incentive award program at 100% of his base salary.  Based on his individual performance and our corporate performance during Fiscal 2021, our Compensation Committee paid his short-term incentive award at the target level.  In connection with Mr. Schwartz’s promotion to Chief Executive Officer, the Compensation Committee granted Mr. Schwartz a stock option to purchase 60,558 shares of Common Stock, with 25% of the option shares vesting on July 1, 2021, and 25% vesting each year for the next three years thereafter.  The Compensation Committee also awarded performance-based restricted stock units to Mr. Schwartz that vest based on our achievement of CSPM over a four-year measurement period commencing on June 24, 2020, with 15,025 units vesting if the minimum CSPM level is achieved, 30,049 units vesting if the target CSPM metric is achieved and up to 60,098 vesting if the maximum CSPM metric is achieved.  In addition, our Compensation Committee awarded 45,000 performance-based restricted stock units to Mr. Schwartz that vest based on our achievement of Total Stockholder Return levels (the “TSR Levels”), using a four-year compound annual growth rate and based on the average closing bid price per share of our common stock measured over a sixty-trading day period.   The restricted stock units under this performance-based restricted stock unit award can vest in a range of 25% to 350% of the 45,000 target units eligible to vest based on the Company achieving specified TSR Levels.

Christopher Guttman-McCabe
Chief Regulatory and Communications Officer:

In October 2020, the Board appointed Chris Guttman-McCabe as our Chief Regulatory and Communications Officer to lead our efforts to share its vision of 900 MHz private broadband connectivity for critical infrastructure across all audiences. Mr. Guttman-McCabe previously led our regulatory efforts with the FCC in a consulting capacity. As part of his initial employment offer package, Mr. Guttman-McCabe’s base salary was set at $425,000   per year.  Mr. Guttman-McCabe’s target bonus under the short-term incentive award program was set at 75% of his base salary, and we agreed as part of his offer letter that his short-term incentive award would not be pro-rated for Fiscal 2021.  Based on his individual performance and our corporate performance during Fiscal 2021, our Compensation Committee paid his short-term incentive award at the target level.  In accordance with his offer letter, our Compensation Committee also granted Mr. Guttman-McCabe a time-based stock option for 62,500 shares of common stock and a time-based restricted stock unit for 30,572 shares of common stock.  Both awards vest over four years, in four equal yearly installments measured from October 22, 2020, subject to his continued service.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers on March 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($) (1) (#)
Morgan E. O’Brien	—	—	—	—	40,065 (2)	1,889,465
	—	—	—	—	13,125 (3)	618,975
	—	—	—	—	10,487 (4)	494,567
	26,464 (5)	—	46.85	8/28/2025	—	—
	41,208 (6)	13,737 (6)	22.75	5/22/2027	—	—
	50,000	—	25.81	1/13/2026	—	—
	65,000	—	25.00	1/29/2025	—	—
	100,000	—	25.00	1/29/2025	—	—
	51,666	—	20.00	5/14/2024	—	—
Robert H. Schwartz	—	—	—	—			15,025(7)	710,983
	—	—	—	—	---		11,250(8)	532,350
	—	60,058 (9)	49.92	6/24/2030	—	—
	—	—	—	—	12,750 (3)	601,290
	7,318 (5)	—	46.85	8/28/2025	—	—
	50,000	50,000 (10)	28.20	5/14/2028	—	—
	—	—	—	—	2,473 (11)	116,627
	15,000 (12)	5,000 (12)	28.10	8/17/2027	—	—
	30,000	—	24.45	2/23/2026	—	—
	70,000	—	26.59	8/11/2025	—	—
Christopher E. Guttman-McCabe	11,750	—	25.75	2/28/2027		—
	8,000	—	32.50	2/6/2028		—
	6,715	—	42.14	2/12/2029		—
	—	62,500 (13)	34.40	10/22/2030		—
	—	—	—	—	30,572 (14)	1,441,776

(1)The market value of the stock awards is determined by multiplying the number of shares underlying the stock awards by the closing stock price of our common stock of $47.16 on March 31, 2021.

(2)Restricted stock units granted on June 24, 2020, that will vest in full on July 1, 2021.

(3)Restricted stock units granted on May 9, 2019, that will vest as follows: 25% on each of May 15, 2020, May 17, 2021, May 16, 2022, and May 15, 2023.

(4)The restricted stock units granted on August 6, 2018, that have vested or will vest as follows: 25% on each of August 6, 2019, August 6, 2020, August 6, 2021, and August 6, 2022.

(5)Performance-based stock options issued on February 28, 2020, that vested upon the achievement of “target” performance goal by December 31, 2020. Under the target goal, 50% of the shares subject to the performance-based award vests upon achievement by December 31, 2020, of a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications use and the lack of objection by the Anterix Board to the terms and conditions (including but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.

(6)The stock options granted on May 22, 2017 and vested in full on May 22, 2021.

(7)Performance-based restricted units granted on December 31, 2020, as part of the Succession Plan, (the “CEO Performance Units”). The performance-based restricted units will vest on a Determination Date of June 24, 2024 (unless sooner triggered by an earlier involuntary termination), based on CSPM metric over a four-year measurement period commencing on June 24, 2020, with 30,049 units vesting if the target CSPM metric is achieved and up to 60,098 vesting if the maximum CSPM metric is achieved. The number of restricted stock units in the table above and the corresponding value of such shares reflect vesting at the threshold level.

(8)Performance-based restricted units granted on February 1, 2021, based on Total Stockholder Return metrics (“TSR Performance Units”). The performance-based restricted units will vest upon continued service and achievement of certain stock price levels calculated using a four-year compound annual growth rate and based on the average closing bid price per share of the Company’s common stock measured over a sixty-trading day period (“Stock Price Levels”). Shares will vest in a range of 25% to 350% of the 45,000 target reported units based on achieving specified Stock Price Levels. The vesting end measurement date is February 1, 2025, with earlier vesting determination dates upon a change in control of the Company, involuntary termination of the CEO or twelve months following the achievement of the maximum stock price level. If after February 1, 2023, CEO achieves a stock price level, there will be a vesting determination date the earlier of twelve months thereafter or February 1, 2025. The number of restricted stock units in the table above and the corresponding value of such shares reflect vesting at the threshold level of 25%.

(9)The stock options granted on June 24, 2020, which will vest 25% on each of July 1, 2021, July 1, 2022, July 1, 2023, and July 1, 2024.

(10)The stock options granted on May 14, 2018, that have vested or will vest as follows: 50% on May 14, 2020, and 25% each on May 14, 2021, and May 14, 2022.

(11)The restricted stock units granted on May 22, 2017, and vested in full on May 22, 2021.

(12)The stock options granted on August 17, 2017, that have vested or will vest as follows: 25% on each of August 17, 2018, August 17, 2019, August 17, 2020, and August 17, 2021.

(13)The stock options granted on October 22, 2020, that will vest as follows:  25% on each of November 15, 2021, November 15, 2022, November 15, 2023, November 15, 2024.

(14)The restricted stock units granted on October 22, 2020, that will vest as follows:  25% on each of November 15, 2021, November 15, 2022, November 15, 2023, November 15, 2024.

Pension and Nonqualified Deferred Compensation:

We do not provide any retirement benefits other than under our 401(k) Plan, nor do we sponsor or maintain any nonqualified defined contribution or deferred compensation plans.

Severance Arrangements with our Named Executive Officers

Severance Plan Participation Agreement:

On or after March 2015, we entered into a Severance Plan Participation Agreement, as amended on February 12, 2019 (the “Participation Agreement”) with each of our executive officers and certain key employees pursuant to our Executive Severance Plan (the “Severance Plan”) approved by our Compensation Committee, which replaced any prior existing employment agreements or severance arrangements with our executives. The Severance Plan establishes the amount of severance payments and benefits available in the event of a (i) termination of employment by us without Cause or by the participant for Good Reason and (ii) termination of employment by us without Cause or by the participant for Good Reason within six months before or within 24 months after a Change in Control (as defined in the Severance Plan).

As of the end of Fiscal 2021, all three of the named executive officers, Morgan E. O’Brien, Robert H. Schwartz, and Christopher Guttman-McCabe were parties to the Severance Plan.

Upon termination of employment by the Company without Cause or by the participant for Good Reason, each named executive officer (“NEO”) is eligible for a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in installments over 24 months, plus a pro-rated target bonus for the fiscal year in which the termination occurs. Each NEO will receive pro-rated accelerated vesting of time-based equity awards to reflect their actual time-based services to us measured from the grant date and a nine-month time period to exercise any stock options included in such equity awards.

Upon termination of a NEO’s employment by us without Cause or by the executive for Good Reason within six months before or within 24 months after a Change in Control (as defined in the Severance Plan), he is eligible for a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in a lump sum, plus a pro-rated target bonus for the fiscal year in which the termination occurs. In addition, each NEO will receive full accelerated vesting of all outstanding time-based equity grants and two years to exercise any stock options included in such equity awards.

The Severance Plan also provides for continued payment of health benefits for NEOs for a maximum of 18 months.

Performance-Based Equity Awards

The Severance Plan provides that the treatment of performance-based equity awards upon an Involuntary Termination, a Change in Control, or an Involuntary Termination in connection with a Change in Control will be governed by the terms set forth in the NEO’s performance-based equity award agreement.

TSR Performance-Based RSU Award

In February 2021, the Compensation Committee awarded a performance-based restricted stock unit award to Mr. Schwartz that vests based on our achievement of stock price levels calculated using a four-year compound annual growth rate (the “TSR Award”).  The TSR Award will vest based on the highest average stock price level achieved by the Company during any sixty-day period through the applicable determination date.  The end measurement date under the TSR Award is February 1, 2025.  The number of restricted stock units that may vest under the TSR Award will range from 25% (if the minimum stock price level is achieved) to 350% (if the maximum stock price level is achieved) of the 45,000 target restricted stock units granted under the TSR Award.

Involuntary Termination Only

In the event of Mr. Schwartz’s Involuntary Termination prior to February 1, 2025, then the TSR Award will vest as to that number of shares of common stock based on the highest stock price level achieved by the Company during any sixty-day period prior to the date of Mr. Schwartz’s Involuntary Termination; provided that the stock price levels will be recalculated using a compound annual growth rate over the period from February 1, 2021 through the date of the Involuntary Termination, rather than a four-year performance period.  Further, the number of units that vest under the TSR Award will be reduced proportionately to reflect the shorter performance period.

Change in Control Only

If we consummate a Change in Control while Mr. Schwartz is providing services as our Chief Executive Officer and prior to February 1, 2025, then the TSR Award will vest as to that number of restricted stock units using the actual price per share paid to the public holders of our common stock pursuant to the definitive agreement or the final tender offer for such Change of Control transaction as the stock price level achieved by the Company for purposes of the TSR Award.

Involuntary Termination followed by a Change in Control

In the event of Mr. Schwartz’s Involuntary Termination prior to February 1, 2025, and less than six months prior to the consummation of a Change in Control, then the TSR Award will remain outstanding, and Mr. Schwartz will vest in the number of restricted stock units as described above in “Change in Control Only”; provided, however, if the Change of Control does not occur until after February 1, 2025, then Mr. Schwartz will vest in that number of restricted stock units using February 1, 2025, as the determination date.

CSPM Performance-Based RSU Award

In December 2020, the Compensation Committee awarded performance-based restricted units to Mr. Schwartz that vest based on CSPM by the Company over a four-year measurement period commencing on June 24, 2020, and ending on June 24, 2024 (the “CSPM Award”).  Under the CSPM Award, Mr. Schwartz can vest in 15,025 restricted stock units (if the minimum CSPM level is achieved), an aggregate of 30,049 restricted stock units (if the target CSPM level is achieved) and up to an aggregate of 60,098 restricted stock units (if the maximum CSPM level is achieved).  CSPM is calculated based on the cumulative sum of the contract proceeds from all revenue-generating contracts executed by the Company from June 24, 2020, through the applicable determination date.

Involuntary Termination Only

In the event of Mr. Schwartz’s Involuntary Termination prior to June 24, 2024, then Mr. Schwartz will vest in that number of restricted stock units based on the actual CSPM level achieved by the Company as of the date of Mr. Schwartz’s Involuntary Termination.

Change in Control Only

If we consummate a Change in Control while Mr. Schwartz is providing services as our Chief Executive Officer and prior to June 24, 2024, then Mr. Schwartz will vest in 60,098 restricted stock units if the price per share paid to our stockholders in such Change in Control equals or exceeds $100 per share.

Involuntary Termination with a Change in Control

In the event of Mr. Schwartz’s Involuntary Termination either (i) less than six (6) months prior to a Change in Control or (ii) less than twenty-four months after a Change in Control, then Mr. Swartz will vest in the greater of (A) 30,049 restricted stock units or (B) the actual CSPM level achieved by the Company as of the date of the Involuntary Termination.

Employee Benefit Plans

401(k) Plan:

Our employees are eligible to participate in a 401(k) Plan. The company match for all employees participating in the 401(k) Plan is 3% of annual cash compensation.

Equity Compensation Plan Information

The Company awards stock options and restricted stock units to its employees meeting certain eligibility requirements under plans approved by its stockholders in 2010 and 2014, referred to as the “2010 stock option plan” and “2014 stock option plan,” respectively.

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of March 31, 2021:

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options (1)	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,711,640	$25.58	1,674,593 (2)
Equity compensation plans not approved by security holders	—	—	—

(1)	Does not take into account outstanding restricted stock units.

(2)

Historically, the number of shares of our common stock reserved under the 2014 Stock Plan were increased, based on Board approval each January 1, which was intended to continue through and including January 1, 2024, by an amount equal to the smaller of 5% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or a lesser amount determined by our Board (the “Evergreen Provision”). Effective January 1, 2021, the Board elected to increase the shares authorized under the 2014 Stock Plan by 879,216 shares, which represented 5% of the of the Company’s common stock issued and outstanding as of December 31, 2020. On June 14, 2021, the Compensation Committee of our Board approved Amendment No. 1 to the 2014 Stock Plan to eliminate the Evergreen Provision for all future years (i.e., January 1, 2022 through January 1, 2024).

Certain Relationships and Related Transactions:

The following is a description of transactions since April 1, 2019, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers, or holders of more than 5% of our capital stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We refer to such transactions as “related party transactions” and such persons as “related parties.”

Other than described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the section titled “Executive Compensation.”

In May 2020, we entered into a consulting agreement with Rachelle B. Chong, a former member of our Board and utility regulatory expert, under which she now serves as a Senior Advisor to our management team. The consulting agreement provides that Ms. Chong will receive cash compensation of $12,000 per month and a restricted stock award with a grant date fair value equal to $144,000 for her consulting services.

As part of the Succession Plan, the Board accepted the resignation of Brian D. McAuley as Executive Chairman of the Board, to be effective July 1, 2020. On August 27, 2020, we entered into a consulting agreement with Mr. McAuley (the “Consulting Agreement”) under which Mr. McAuley agreed to serve as a Senior Advisor to our management team and provide strategic, corporate governance, and Board advisory services.  The Consulting Agreement provides that Mr. McAuley will receive cash compensation of $40,000 per year.  Pursuant to the existing terms of his outstanding equity awards, Mr. McAuley will continue to vest in his outstanding equity awards as he continues to provide services to us pursuant to the Consulting Agreement.  The Consulting Agreement was effective as of September 2, 2020, and terminates by its terms on September 1, 2021, unless terminated earlier by either party or extended upon the mutual agreement of the parties at least thirty (30) days before the end of the term. The Consulting Agreement contains standard confidentiality, indemnification, and intellectual property assignment provisions in favor of the Company.

The Consulting Agreement also contains a waiver by Mr. McAuley to any severance benefits that he might be entitled to receive under our Executive Severance Plan in connection with his resignation and the Executive Succession Plan.  In consideration for this wavier, in the event we terminate the Consulting Agreement without cause, Mr. McAuley dies or becomes disabled during the term of the Consulting Agreement, or we elect not to extend the term of the Consulting Agreement through September 1, 2023, then the vesting of all outstanding time-based equity awards held by Mr. McAuley shall accelerate on the date his consulting services end such that he will be deemed to have vested in a total of 18,761 shares of Common Stock for his services under the Consulting Agreement.

Related Party Transaction Policy:

Pursuant to our Code of Business Conduct and Ethics and Related Party Transaction Policy, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, will be prohibited from entering into a related party transaction with us without the approval of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, considering known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Ratification of Appointment of Independent
Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2022.

Voting and Board Recommendation

At the Annual Meeting, we are asking our stockholders to ratify the appointment of Grant Thornton as our independent auditor because we value our stockholders’ views on our independent auditor, even though the ratification is not required by our Amended and Restated Bylaws or otherwise. However, the Audit Committee will reconsider the appointment if our stockholders do not ratify it at the Annual Meeting. In addition, even if our stockholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders. Our Audit Committee appointed Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2021.

During Fiscal 2021 and Fiscal 2020, neither the Company nor anyone on our behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement or a reportable event (as those terms are described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

Representatives of Grant Thornton are expected to attend the Annual Meeting, have the opportunity to make statements if they desire to do so, and respond to appropriate questions.

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm. Abstentions will be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against this proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF GRANT THORNTON AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2022.

Audit-Related Matters

The Audit Committee is responsible for approving the engagement of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

The Audit Committee intends to meet with Grant Thornton on a quarterly or more frequent basis, as the Audit Committee had done in Fiscal 2021. At such times, the Audit Committee has reviewed the services performed by Grant Thornton, as well as the fees charged for such services.

Principal Accountant Fees and Services:

The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by Grant Thornton for Fiscal 2021 and Fiscal 2020.

	2021	2020
Audit fees	$370,500	$437,602
Audit-related fees	31,500	96,075
Tax fees	—	—
Other fees	—	—
Total	$402,000	$533,677

(1)Audit Fees: Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements.

(2)Audit-Related Fees: For Fiscal 2021, audit-related fees include review of comfort letters associated with public offering.  For Fiscal 2020, audit-related fees include review of comfort letters associated with public offerings, assistance with public registrations, adoption of new accounting pronouncements, and material contracts.

(3)All Other Fees:  We did not incur any other fees in Fiscal 2021 or Fiscal 2020.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services
of Independent Auditors:

The Audit Committee has determined that all services provided by Grant Thornton to date were compatible with maintaining the independence of such audit firm. The Audit Committee charter requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent registered public accounting firm, subject to any exception permitted by law or regulation.

Report Of The Audit Committee

The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on June 15, 2021 (the “Annual Report”). The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of four directors, each of whom is an “independent director” as defined under the listing standards for the Nasdaq Stock Market and the rules and regulations of the SEC. The Audit Committee acts pursuant to a written charter that has been adopted by our Board. A copy of the charter is available on our website at www.anterix.com.

Our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm for the fiscal year ended March 31, 2021, Grant Thornton, was responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.

Review with Management:

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants:

The Audit Committee met with Grant Thornton to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of Grant Thornton the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, including General Auditing Standards 1301, Communications with Audit Committees. In addition, the Audit Committee met with Grant Thornton, with and without management present, to discuss the overall scope of Grant Thornton’s audit, the results of its examinations and the overall quality of our financial reporting. The Audit Committee received the written disclosures and the letter from Grant Thornton required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Grant Thornton its independence, and satisfied itself as to the independence of Grant Thornton.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal years ended March 31, 2021 and 2020, be included in our Annual Report and filed with the SEC.

The Audit Committee of the Board of Directors:

Paul Saleh, Chair
Gregory A. Haller
Gregory A. Pratt
Mahvash Yazdi

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management:

The following table sets forth information about the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our named executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) all our directors and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our Common Stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of June 11, 2021, and are based on 17,866,351 shares of common stock outstanding as of June 11, 2021. Except as noted below, the address for all beneficial owners in the table below is 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

	(2)
Name of Beneficial Owner Directors and Executive Officers:	Amount and Nature of Beneficial Ownership(2)	Percent of Class(1)
Morgan E. O’Brien(3)	341,867	1.88%
Robert H. Schwartz(4)	225,201	1.25%
Gena L. Ashe	2,301	*
Ryan Gerbrandt	3,185	*
Timothy A. Gray(5)	78,614	*
Christopher Guttman-McCabe(6)	32,375	*
Hamid Akhavan(7)	2,072	*
Leslie B. Daniels(7)	34,072	*
Gregory A. Haller(7)	5,776	*
Singleton B. McAllister(8)	7,908	*
Gregory A. Pratt (7)	2,301	*
Paul Saleh(7)	12,537	*
Mahvash Yazdi(9)	1,000	*
All active directors and executive officers as a group (13 persons)(10) 5% or more Stockholders (not disclosed above):	749,209	4.05%
Owl Creek Asset Management L.P.(11)	5,411,738	30.29%
Lomas Capital Management LLC(12)	1,594,496	8.92%
Pacific Investment Management Company LLC(13)	1,358,156	7.60%
Morgan Stanley(14)	1,238,186	6.93%

(1)Represents less than 1% of the number of shares of our common stock outstanding as of June 11, 2021.

(2)We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from Company records and filings with the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable or to be settled within 60 days from June 11, 2021, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)Includes (i)  20,000 shares of common stock underlying an option that were all exercisable as of May 14, 2018 at an exercise price of $20.00 per share, (ii) 165,000 shares of common stock underlying an option that were all exercisable as of January 29, 2019 at an exercise price of $25.00 per share, (iii) 50,000 shares of common stock underlying an option that were all exercisable as of January 13, 2020 at an exercise price of $25.81, (iv)  54,945 shares of common stock underlying an option that were all exercisable as of May 22, 2020 at an exercise price of $22.75, (v) 5,244 restricted shares to be released on August 6, 2022, and (vi) 26,464 performance options that are exercisable as of August 29, 2020, at an exercise price of $46.85.

(4)Includes (i) 70,000 shares of common stock underlying an option that are exercisable on August 3, 2019 at an exercise price of $26.59, (ii)  30,000 shares of common stock underlying an option that were exercisable as of February 23, 2020 at an exercise price of $24.45 per share, , (iii) 15,000 shares of common stock underlying an option that are exercisable on August 18, 2020 at an exercise price of $28.10, with 5,000 additional shares vesting in one annual installment, (iv) 75,000 shares of common stock underlying an option that are exercisable on May 14, 2020 at an exercise price of $28.20 with 25,000 additional shares vesting in one annual installment,  and (vi) 7,318 performance options that are exercisable on August 29, 2020, at an exercise price of $46.85.

(5)Includes (i) 50,000 shares of common stock underlying an option that were all exercisable as of May 14, 2018, at an exercise price of $20.00 per share and (ii) 3,356 restricted stock units to be released on August 6, 2021.

(6)Includes (i) 11,750 shares of common stock underlying an option that were all exercisable as of January 1, 2018, at an exercise price of $25.75, (ii) 8,000 shares of common stock underlying an option that were all exercisable as of December 31, 2018, at an exercise price of $32.50, and (iii) 6,715 shares of common stock that were all exercisable as of January 1, 2020, at an exercise price of $42.14.

(7)Includes 2,072 restricted shares to be released on August 4, 2021.

(8)Includes 2,763 restricted shares to be released on August 4, 2021.

(9)Includes 1,000 restricted shares to be released on August 4, 2021.

(10)Incudes shares owned by and granted to our current and active executive officers and directors.

(11)The shares are held directly by Owl Creek I, L.P., a Delaware limited partnership ("Owl Creek I"), Owl Creek II, L.P., a Delaware limited partnership ("Owl Creek II"), Owl Creek Overseas Master Fund, Ltd., a Cayman Islands exempted company ("Owl Creek Overseas"), Owl Creek SRI Master Fund, Ltd., a Cayman Islands exempted company ("Owl Creek SRI"), Owl Creek Credit Opportunities Master Fund, L.P., a Cayman Islands exempted limited partnership ("Owl Creek Credit Fund") and Owl Creek Special Situations Fund, L.P., a Delaware limited partnership ("Owl Creek Special Situations," and together with Owl Creek I, Owl Creek II, Owl Creek Overseas, Owl Creek SRI and Owl Creek Credit Fund, the "Owl Creek Funds"). Owl Creek Advisors, LLC ("Owl Creek Advisors") serves as the general partner of, and has the power to direct the affairs of, Owl Creek I, Owl Creek II, Owl Creek Credit Fund and Owl Creek Special Situations. Owl Creek Asset Management, L.P. (the "Investment Manager") serves as the investment manager to, and has the power to direct the investment activities of, each of the Owl Creek Funds. Jeffrey A. Altman is the managing member of Owl Creek Advisors and the managing member of the general partner of the Investment Manager. Jeffrey A. Altman, Owl Creek Asset Management, L.P., and Owl Creek Advisors, LLC each disclaim any direct ownership of the shares held by the stockholders, except as to such extent of their respective pecuniary interest in the shares. The address for Owl Creek Asset Management, L.P. is 640 Fifth Avenue, 20th Floor, New York, NY 10019.

(12)Includes shares of common stock held by Lomas Capital Management LLC (“Lomas Capital”) and Daniel Lascano. Lomas Capital is a registered investment adviser to certain affiliated funds or investment advisory clients that directly hold the shares of our common stock for the benefit of those investors. Lomas Capital may be deemed to share beneficial ownership with such reporting persons. Mr. Lascano is the Chief Investment Officer of Lomas Capital. The address for Lomas Capital Management, LLC is 650 Madison Avenue, 15th Floor, New York, NY 10022.

(13)FIE II LLC, a private fund of which Pacific Investment Management Company LLC (“PIMCO”), is the investment adviser and holds such securities for the benefit of its investors.  FIE II LLC holds these securities in its investment advisory account managed by PIMCO and has the right to receive or the power direct the receipt of dividends from or the proceeds from the sale of the securities. The address for PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

(14)The shares are held by Morgan Stanley Investment Management Inc, a wholly-owned subsidiary of Morgan Stanley.  The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.

Changes in Control: We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

Section 16(a) Beneficial Ownership Reporting Compliance: Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons. Based solely on a review of copies of reports provided to us pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, we believe that during Fiscal 2021, such SEC filing requirements were satisfied and timely.

Additional Information

These proxy materials are provided to you in connection with the solicitation by the Board of Directors of Anterix Inc. for proxies to be voted at the 2021 Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Daylight Time on August 6, 2021, via the Internet at www.virtualshareholdermeeting.com/atex2021 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2021 Annual Meeting of Stockholders (the “Notice”). References in this Proxy Statement to the “Company,” “we,” “our,” and “us” are to Anterix Inc. and its subsidiaries.

You may attend the virtual Annual Meeting only if you were a stockholder of record as of the Record Date (June 11, 2021) or hold a valid proxy for the Annual Meeting. If you are entitled to attend the Annual Meeting, you may attend, vote, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/atex2021 using the 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials to enter the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name and you wish to vote your shares electronically at the Annual Meeting, you will need to first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.

You should give yourself plenty of time to log into the virtual meeting platform and ensure that you can hear audio before the start of the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number posted on the virtual annual meeting page for assistance. Technical support will be available 15 minutes before the start of the Annual Meeting.

If you want to submit a question or make a comment during the Annual Meeting, log into the virtual meeting platform at www.vritualshareholdermeeting.com/atex2021, type your question into the “Ask a Question” field, and click “Submit.” Questions and comments submitted via the virtual meeting platform pertinent to Annual Meeting matters will be addressed during the meeting. Consistent with our approach when Annual Meetings are held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order.

Record Date:

Holders of shares of our common stock, our only class of issued and outstanding voting securities, at the close of business on June 11, 2021 (the “Record Date”) are entitled to vote on the proposals presented at the Annual Meeting. As of June 11, 2021, 17,866,351 shares of our Common Stock were issued and outstanding.

Quorum:

The presence, either online or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned or postponed from time to time, and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.

Stockholders of Record:

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company. As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders listed on the proxy card, to vote electronically at the virtual Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card. All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022, and in favor of approving, on an advisory, non-binding basis, the compensation of our named executive officers, and as the proxy holders determine in the exercise of their discretion on any other business or item as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

Shares Held in Street Name:

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from that organization.

As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the virtual Annual Meeting. Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote your shares electronically at the Annual Meeting, you will not be permitted to do so during the Annual Meeting unless you first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.

If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee, or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Broker Non-Votes:

Broker non-votes are shares held by brokers, banks, trustees, or other nominees who are present online or represented by proxy but which are not voted on a particular matter because the brokers, banks, trustees, or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, banks, trustees, and other nominees, these entities have the discretion to vote on routine matters but not on non-routine matters. The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm. The remaining proposals are considered non-routine matters. As a result, if you do not provide your broker, bank, trustee, or other nominee with voting instructions on these non-routine matters, your shares will not be voted either for or against our director nominees or for or against the advisory approval of the compensation to our named executive officers.

Implications of being a “Smaller Reporting Company”:

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. We will remain a “smaller reporting company” until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is at least $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are at least $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is at least $700 million measured on the last business day of our second fiscal quarter. Accordingly, the information contained in this Proxy Statement and the matters to be voted on at the Annual Meeting may not be as extensive as the information and proxy proposals submitted by other public companies that are not smaller reporting companies.

Voting Matters:

Stockholders are entitled to cast one vote per share of common stock on each matter presented at the Annual Meeting. For ten (10) days preceding the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a purpose related to the Annual Meeting at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. To the extent office access is impracticable due to the COVID-19 pandemic, you may email us at bbell@anterix.com. The list of stockholders will also be available during the virtual Annual Meeting through the meeting website at www.virtualshareholdermeeting.com/atex2021.

There are three proposals scheduled to be voted on at the Annual Meeting:

1.to elect nine directors to hold office until the 2022 Annual Meeting of stockholders and until their respective successors are elected and qualified;

2.to approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

3.to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

Our Board Recommends a Vote “FOR” Each of the Proposals.

Nominees for the Board will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present and voting or represented by proxy and entitled to vote at the Annual Meeting. Each other matter to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote.

Other Matters

Other Matters

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

Proxy Solicitation

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees, and other like parties to beneficial owners of shares of Common Stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. In addition, the Company has hired Broadridge Advisors, at an estimated cost of $25,000.00 plus reimbursement of reasonable expenses, to assist in the solicitation of proxies. Our directors, officers, and employees may also solicit proxies by mail, telephone, and personal contact, but they will not receive any additional compensation for these activities.

Stockholder Proposals for 2022 Annual Meeting

Stockholders interested in submitting a proposal for consideration at our 2022 Annual Meeting must do so by sending the proposal to our Chief Legal Officer and Corporate Secretary at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. Under the SEC’s proxy rules, the deadline for submitting proposals to be included in our proxy materials for the 2022 Annual Meeting is February 21, 2022. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2022 Annual Meeting, any such stockholder proposal must be received by our Chief Legal Officer and Corporate Secretary on or before February 21, 2022, and comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act of 1934, as well as the applicable requirements of our Amended and Restated Bylaws. Any stockholder proposal received after February 21, 2022, will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Amended and Restated Bylaws.

Our Amended and Restated Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the one-year anniversary of the date on of the 2021 Annual Meeting (i.e., August 6, 2022) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters as required by our Amended and Restated Bylaws. Therefore, to be presented at our 2022 Annual Meeting, such a proposal must be received by the Company on or after April 8, 2022, but no later than May 9, 2022. If the date of the 2022 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2021 Annual Meeting, notice must be received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made.

Householding Of Annual Meeting Materials

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Notice and Proxy Statement or a single set of our proxy material, as applicable. Each stockholder continues to receive a separate proxy card. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of distributing documents related to the Annual Meeting. If you reside at the same address as another Anterix Inc. stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to:  Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attn:  Chief Legal Officer and Corporate Secretary, (973) 255-4945. Upon your request, we will deliver a separate copy to you.

Some brokers household proxy materials, delivering a single Proxy Statement or Notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or Notice, please notify your broker directly. You may also write to: Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, NY 10004, Attention:  Compliance Department, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Anterix Inc. at the contact information listed above, to request information about householding.

Annual Report On Form 10-K

We filed an Annual Report on Form 10-K for the year ended March 31, 2021, with the SEC, which is accessible free of charge on our website at www.anterix.com under Investor—Financials—SEC Filings. A copy of our Annual Report on Form 10-K will also be made available (without exhibits), free of charge to interested stockholders upon written request to Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Chief Legal Officer and Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

Forward-Looking Statements

Certain statements contained in this proxy statement and the accompanying letters, other than historical information, constitute forward-looking statements. Any such forward-looking statements are based on our management’s current expectations and are subject to many risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by the forward-looking statements.  The risks and uncertainties that may affect our future results of operations are identified and described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on June 15, 2021. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Gena L. Ashe
Chief Legal Officer and Corporate Secretary
June 21, 2021

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATEX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D56445-P58757

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ANTERIX INC.

The Board of Directors recommends you vote FOR the following director nominees:

		For	Against	Abstain
1a.	Morgan E. O'Brien	☐	☐	☐
1b.	Robert H. Schwartz	☐	☐	☐
1c.	Hamid Akhavan	☐	☐	☐
1d.	Leslie B. Daniels	☐	☐	☐
1e.	Gregory A. Haller	☐	☐	☐
1f.	Singleton B. McAllister	☐	☐	☐
1g.	Gregory A. Pratt	☐	☐	☐
1h.	Paul Saleh	☐	☐	☐
1i.	Mahvash Yazdi	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2 and proposal 3:

NOTE: To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D56446-P58757

ANTERIX INC.
2021 Annual Meeting of Stockholders
August 6, 2021 9:30 AM, Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert H. Schwartz and Gena L. Ashe, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Anterix Inc. that the undersigned is entitled to vote at the 2021 Annual Meeting of Stockholders to be held at 9:30 AM, Eastern Daylight Time on August 6, 2021, via the Internet at www.virtualshareholdermeeting.com/ATEX2021, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

All votes must be received by 11:59 P.M., Eastern Daylight Time, August 5, 2021.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.